UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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100 YEARS

VALARIS

2024

Notice of Annual Meeting of Shareholders and Proxy Statement

A Rich Heritage for our Bold Future

1923

- Two brothers, Arch and Charles Rowan, launch Rowan Drilling Company and begin contract drilling operations in Corsicana, Texas.

1954

- The Company successfully attempts its first platform-mounted drilling job offshore.

1993

- Ensco acquires Penrod Drilling, adding 19 rigs to the fleet.

2011

- Ensco acquires Pride International, gaining a foothold in the ultradeepwater market, including positions in Brazil and West Africa.

VALARIS

2019

- Rowan and Ensco merge to create Valaris with offshore drilling operations across six continents.

100 YEARS

VALARIS

Who We Are

With 100 years of experience and a commitment to efficiency, capability and ingenuity, our sights are set on a bold future – one built with purpose and backed with the world's most technologically advanced offshore drilling operations.

Operating across six continents, our unwavering focus on safety and quality has made us the industry leader in customer satisfaction – a testament to the hard work and dedication of our employees across the globe.

We are bold.
We are Valaris.

Dear Fellow Shareholders,
The Valaris story begins 100 years ago when two brothers purchased a single steam-powered drilling rig and began contract drilling operations. Today, the Rowan brothers’ bold first step has grown into the largest offshore drilling fleet in the world. The unifying thread between these modest beginnings and Valaris’ position as an industry-leading drilling contractor is the unwavering dedication of our employees and a commitment to delivering the highest levels of service to our customers. During 2023, we continued to focus our efforts on investing in our people and fleet while innovating and continuously improving to drive our operational performance, increased earnings and long-term shareholder value.
Positioning Valaris for a multi-year upcycle
Commodity prices remain supportive for continued investment in offshore projects and growing global demand for hydrocarbons means that these resources will be needed to meet the world’s energy needs. We are seeing a growing pipeline of customer demand, with increased term and longer lead times, which is a positive sign for the strength and duration of the current upcycle.
As a result, we continued to position Valaris to capitalize on these strong market conditions by reactivating drillships VALARIS DS-8 and DS-17 for attractive contracts offshore Brazil and purchasing drillships VALARIS DS-13 and DS-14 at compelling prices, providing additional operating leverage to the upcycle.
The successful reactivation of VALARIS DS-8 marked our fifth drillship reactivation completed since early 2022 and our second in 2023. We continue to make good progress on reactivating VALARIS DS-7, and look forward to adding another drillship to the active fleet later this year for a multi-year contract offshore West Africa.
Our industry-leading ability to execute these complex projects has been an important part of our growth story and will be a key driver of the meaningful improvement expected in our financial results during 2024.
Investing in our people
Delivering safe and efficient operations to customers is key to our success and our people are critical to achieving this objective.
With the continued increase in drilling activity, we expanded our rig crews, hiring approximately 1,200 offshore employees in 2023. We also conducted approximately 530,000 hours of training, an increase of 150% compared to the prior year. Our orientation program for new hires includes the Valaris Basic Training Program - a unique, immersive program that utilizes a dedicated rig in the U.S. Gulf of Mexico to provide training for our new crew members to prepare them to work safely offshore. The Valaris Basic Training Program was recognized by the Center for Offshore Safety with its 2023 Safety Leadership Award - an honor that serves as a positive endorsement of the value this program creates for the company and its shareholders.
For our onshore employees, we launched the Onshore Leadership Engagement program, which is focused on developing leadership skills for our shore-based colleagues, and more than 150 of our senior leaders completed this training during 2023. We will continue to invest in our people as we expand our operations to meet increasing customer demand.
Delivering earnings and cash flow growth
We achieved significant commercial success in 2023, adding nearly $3 billion in new contract backlog at meaningfully improved day rates. As of February 2024, we had total contract backlog of nearly $4 billion, an industry-leading 59% increase as compared to a year prior.
This contracting success is anticipated to lead to a notable improvement in our 2024 forecasted financial results, and we expect further improvement in 2025 with more rigs expected to reprice from lower legacy day rate contracts to higher market rates as well as the benefit of a full-year of operations for VALARIS DS-7 following its reactivation.

valaris.com	2024 Proxy Statement	1

Letter to Our Shareholders
Committed to returning capital to shareholders
We demonstrated our commitment to returning capital to shareholders by repurchasing $200 million of shares during 2023. In February 2024, the Valaris Board of Directors increased our share repurchase authorization from $300 million to $600 million, providing increased flexibility to opportunistically return additional capital to shareholders.
We would like to thank the entire Valaris team not only for their hard work and commitment to living our values, but also for their many accomplishments in 2023. Looking forward, we remain confident in the strength and duration of this upcycle and the outlook for Valaris is positive. We expect to deliver significant earnings and cash flow growth over the next few years, and we intend to return all future free cash flow to shareholders unless there is a better or more value accretive use for it.
On behalf of our entire global workforce and the Board of Directors, thank you for your support.
Sincerely,

Elizabeth D. Leykum Chair of the Board	Anton Dibowitz Director, President and Chief Executive Officer

2	Valaris Limited	valaris.com

Date and Time June 12, 2024 8:00 a.m. Bermuda time 6:00 a.m. Houston time	Location Verdmont Room Rosewood Bermuda 60 Tucker's Point Drive Hamilton Parish HS 02, Bermuda	Who Can Vote Shareholders of Valaris Limited ("Valaris," "we," "us," "our" or the "Company") as of April 15, 2024 are entitled to vote.

Resolution 1 Election of Eight Director Nominees Named in the Proxy Statement		Resolution 2 Advisory Vote to Approve Named Executive Officer Compensation		Resolution 3 Approve appointment of KPMG LLP as our Independent Registered Public Accounting Firm and to authorize the Board, acting by its Audit Committee, to set KPMG LLP’s remuneration

“FOR”	Page 11	“FOR”	Page 37	“FOR”	Page 68
each director nominee

Shareholders may also be asked to consider and vote on such other business as may properly come before the meeting and any adjournment or postponement thereof. The Company’s audited financial statements for the year ended December 31, 2023 will also be available at the Meeting and are included in our 2023 annual report to shareholders ("2023 annual report").
Your vote is very important. Even if you plan to attend the meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the meeting in accordance with your instructions. Voting your shares will help to ensure that your interests are represented at the Meeting. Please review the proxy statement accompanying this notice for more complete information regarding the Meeting and the full text of the resolutions to be proposed at the Meeting.
By Order of the Board of Directors,
Davor Vukadin
Senior Vice President, General Counsel and Secretary
April 17, 2024

How to Vote	Internet www.proxyvote.com Have your proxy card in hand when you access the website and follow the instructions.
Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received no later than 3:00 PM Eastern time on June 11, 2024, which is the voting cutoff time.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on June 12, 2024. The proxy statement, our 2023 annual report and notice are available without charge at www.proxyvote.com.

valaris.com	2024 Proxy Statement	3

4	Valaris Limited	valaris.com

Table of Contents

FORWARD-LOOKING STATEMENTS
Statements contained in this proxy statement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words. The forward-looking statements contained in this proxy statement are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, and we can give no assurance that they will prove to be correct or that any plan, initiative, projection, target, goal, commitment or expectation can or will be achieved. You should also carefully read and consider “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10-K, which is available on the SEC’s website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statements, except as required by law.
Standards of measurement and performance made in reference to our sustainability targets, plans and goals are based on evolving protocols and assumptions which may change or be refined. Company goals are aspirational and may change. Statements regarding the Company’s goals, including greenhouse gas emissions' reduction goals, are not guarantees or promises that they will be met. The inclusion of information regarding our sustainability initiatives and aspirations is not an indication that these contents are necessarily material to investors or required to be disclosed in our filings with the SEC. Content available on websites and in documents referenced in this proxy statement are not incorporated by reference herein and are not part of this proxy statement.

valaris.com	2024 Proxy Statement	5

Our Purpose
Our Strategy
Focused
Building enduring presence and long-term relationships
•Operate a high spec jackup and floater fleet
•Build deep customer and partner relationships
•Identify and commit to priority basins
Value Driven
Exercising financial discipline and driving efficiency
•Deliver Operational Excellence
•Operate an efficient and scalable cost structure
•Exercise disciplined capital allocation / be returns focused
Responsible
Advancing our sustainability program
•Decarbonize our operations
•Dedication to a safety-first work culture
•Be transparent on our sustainability progress
•Partner with customers on their energy transition efforts
•Monitor compatible opportunities within the energy transition

To provide responsible solutions that deliver energy to the world
Our Values

Integrity Doing the right thing; whether or not anyone is watching	Respect Treating others the way we would like to be treated

Safety Causing no harm is always our priority	Ingenuity Solving problems creatively

Excellence Delivering value to the customer while consistently raising the bar on performance	Stewardship Safeguarding where we work for the next generation

Performance Highlights

Financial Performance
•Generated net income of $866.8 million (including tax benefit of $782.6 million), Adjusted EBITDA of $141.3 million and Adjusted EBITDAR of $301.1 million, which adds back one-time reactivation costs to return rigs to a ready-to-work state from a preservation stacked state following a prolonged idle period.
•Adjusted EBITDA and Adjusted EBITDAR represent non-GAAP financial measures. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

6	Valaris Limited	valaris.com

2023 Business Highlights

Operational Excellence
•Continued our track record of operational excellence, by delivering revenue efficiency of 96% and earned recognition by the Center for Offshore Safety with its 2023 Safety Leadership Award for the Valaris Basic Training program.
•Reactivated two drillships from preservation stack for multi-year contracts and have now completed five drillship reactivations since early 2022. We also progressed the reactivation of an additional drillship, which we expect to join the active fleet in 2024.
•Purchased and took delivery of our newbuild seventh-generation drillships VALARIS DS-13 and VALARIS DS-14 at highly attractive prices, creating additional operating leverage in our rig fleet.

Contracting Success
•Awarded new contracts and extensions in 2023 with associated contract backlog of nearly $3 billion.
•Increased total contract backlog to nearly $4 billion as of February 15, 2024, representing a 59% increase since February 2023.

Financial Management
•Enhanced our capital structure by executing financing transactions, including refinancing our first lien senior secured notes with $700 million second lien senior secured notes, issuing $400 million in additional second lien senior secured notes and the addition of a $375 million revolving credit facility.
•Repurchased $200 million of shares in 2023, representing 3 million shares or approximately 4% of the total outstanding share count, and in February 2024 increased share repurchase authorization to $600 million from $300 million.

Sustainability Highlights
•Published our 2023 Annual Sustainability Report, which highlights the sustainability efforts that demonstrate our commitment to our purpose, values and communities. The report was prepared in accordance with the standards of the Task Force on Climate-Related Financial Disclosures (TCFD), in addition to the Sustainability Accounting Standards Board (SASB), with references to other frameworks such as the Global Reporting Initiative (GRI) and the Carbon Disclosure Project (CDP), where relevant, and report scope 1, 2 and 3 GHG emissions, among other data. In addition, we announced last year a target of reducing our emissions' intensity. Please refer to our 2022 Sustainability Report for information on the assumptions underlying our emissions’ intensity target.
•Partnered with customers on their energy transition efforts. Since 2022, six of our jackup rigs have been involved in carbon capture and storage (CCS) projects with customers, including three in 2023.
•Endeavored to support and build diversity and inclusion throughout our workforce. As our operations span the globe, we seek to bring employment for the benefit of the local communities in which we work. Employees of 74 nationalities are represented in our workforce as of December 31, 2023. In addition, all employees were assigned unconscious bias training as part of our efforts to support a more inclusive workforce.
•Continued alignment of compensation with sustainability performance by setting a spill prevention performance component for our 2023 Valaris Cash Incentive Plan. Spill prevention performance is a measure that considers the environmental impact of any substances released in the course of our operations. Consistent with prior years, safety (personal and process) was also a component of our 2023 Valaris Cash Incentive Plan.
•Invested in our employees through our BOLD leadership training for offshore supervisors which was attended by nearly 500 personnel in 2023. We also implemented an onshore leadership program in 2023, which included eight separate onshore leadership sessions, which was delivered to over 150 personnel. We also delivered over 28,700 training hours under our Behavior Based Safety program, focused on improving the safety of our operations.
•Continued our efforts to protect the biodiversity of the marine environments we operate in by preventing spills, managing discharges and cleaning hulls and jackup legs before moving geographies.

valaris.com	2024 Proxy Statement	7

Resolution 1 Election of Directors	The Board recommends a vote FOR each director nominee. See page 11

Board Highlights
Board Nominees

Name and Principal Occupation	Age	Independent	Director Since	Committee Membership

Anton Dibowitz President and Chief Executive Officer of Valaris Limited	52	No	2021					●
Dick Fagerstal Former Executive Chairman of Global Marine Group	63	Yes	2021	●		●
Joseph Goldschmid Managing Director, Oak Hill Advisors, L.P.	38	Yes	2021		●		●	●
Catherine J. Hughes Former Executive Vice President International at Nexen Inc.	61	Yes	2022		●	●
Kristian Johansen Chief Executive Officer of TGS ASA	52	Yes	2023					●
Elizabeth D. Leykum (Chair of the Board) Founder of Serenade Capital LLC	45	Yes	2021	●	●		●	●
Deepak Munganahalli Founder of Sencirc Holding Limited	54	Yes	2021			●		●
James W. Swent, III Former Chairman, President and Chief Executive Officer of Southcross Energy Partners, L.P.	73	Yes	2021	●	●	●	●

● Chair ● Member

8	Valaris Limited	valaris.com

Proxy Summary
Current Board Skills and Experience

Strategic Planning	Finance / Capital Allocation

Energy Industry, including oilfield services	Human Capital Management

Business Development / Operations	Risk Management

Senior Executive Leadership	Public Company Governance

Accounting	Legal / Regulatory

International Business	Environment and Sustainability Practices

Information Technology / Cybersecurity

Corporate Governance Highlights

Independent Chair of the Board, separate from Chief Executive Officer
No staggered board – all directors are elected annually
Fully independent Audit, Compensation, Nominating and Governance (“N&G”) and Safety and Sustainability committees
Regular executive sessions of non-executive directors
Majority vote standard for uncontested director elections
Director nominees reflect diversity in gender, ethnicity, experience and skills
Annual Board and committee evaluations guided by an independent consultant
Our Code of Conduct applies to all officers, directors, employees and full-time contractors, with required annual compliance training. We also expect our business partners and vendors to act consistent with our Code of Conduct
Director, executive officer and vice president share ownership guidelines (including at least six times (6x) base salary multiple for our Chief Executive Officer)
Minimum holding periods for all equity interests of the Company until share ownership guidelines are met
Directors and officers are not permitted to engage in transactions designed to hedge or offset the market value of our equity securities or to pledge our common shares
Average independent director tenure of less than three years

valaris.com	2024 Proxy Statement	9

Proxy Summary

Resolution 2 Advisory Vote to Approve Named Executive Officer Compensation	The Board recommends a vote FOR this resolution. See page 37

2023 Executive Compensation Highlights

Element	Form	Description
Base Salary	Cash	•Provides a fixed, market level of base compensation
Short-Term Incentive Awards	Cash
•Provided under the Valaris Cash Incentive Plan (the "VCIP")
•Earned based on achievement of specified annual financial, operational, sustainability (spill prevention) and safety (personal and process) and strategic team goals

Long-Term Incentive Awards	Shares
•Executive officer awards are provided under the Valaris 2021 Management Incentive Plan (the "MIP") through a combination of restricted share units (“RSUs”) and performance share units (“PSUs”)
•RSUs generally vest over a three-year period
•PSUs are earned based on the attainment of absolute total shareholder return and relative total shareholder return as compared to a peer group over a three-year performance period

2023 Say-on-Pay Vote
98% of the votes cast at our 2023 Annual General Meeting of Shareholders were in favor of our named executive officers' compensation

Resolution 3 Appointment of the Independent Registered Public Accounting Firm	The Board recommends a vote FOR this resolution See page 68

Certain information in this summary is contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2023 fiscal performance, please review our 2023 annual report. The Notice of Internet Availability, or this proxy statement, our 2023 annual report and the notice are first being sent or distributed to shareholders on or about April 17, 2024 and are available, free of charge, at www.proxyvote.com.

10	Valaris Limited	valaris.com

Resolution 1: To elect each of the following as directors of the Company for a term to serve until the next Annual General Meeting of Shareholders or until their respective offices are otherwise vacated in accordance with the bye-laws of the Company.

a. Anton Dibowitz	d. Catherine J. Hughes	g. Deepak Munganahalli
b. Dick Fagerstal	e. Kristian Johansen	h. James W. Swent, III
c. Joseph Goldschmid	f. Elizabeth D. Leykum

Each of the nominees is currently a director of the Company and was elected at the 2023 Annual General Meeting of Shareholders to hold office until the Meeting, or until his or her office is otherwise vacated in accordance with the bye-laws of the Company.
If elected, each nominee will serve until the next Annual General Meeting of Shareholders of the Company, which is expected to be held in 2025, or when their respective offices are otherwise vacated in accordance with the bye-laws of the Company.
In December 2021, Valaris entered into a support agreement (as amended, the “Support Agreement”) with Famatown Finance Limited and certain of its affiliates ("Famatown"). Pursuant to the Support Agreement, the Board has nominated Kristian Johansen to stand for election as a director of the Company at the Meeting. Mr. Johansen will resign as a director if, among other things, Famatown's aggregate beneficial ownership falls below the threshold set forth in the Support Agreement. Furthermore, Famatown has agreed to vote with the Board's recommendations for the Company’s resolutions set forth in this proxy statement at the Meeting.
The N&G Committee and the Board have determined that these nominees possess the appropriate mix of skills and characteristics required of Board members. The Board regularly evaluates the composition of the Board in the context of the perceived needs of the Board at a given point in time. In evaluating potential director nominees, our Board evaluates their qualifications as set forth in our Corporate Governance Policy, which is further described on page 25.

The Board recommends that shareholders vote FOR each nominee standing for election as director.

Each of the Board nominees has been nominated by our Board for election at the Meeting. Our bye-laws require majority voting for the election of directors. A nominee seeking election will be elected if a simple majority of the votes cast are cast in favor of the resolution to elect the director nominee. In determining the number of votes cast, shares that abstain from voting or are not voted will not be treated as votes cast. Each director nominee will be considered separately. You may cast your vote for or against each nominee or abstain from voting your shares in connection with one or more of the nominees.
As a shareholder of record, if no indication is given as to how you want your shares to be voted, but your proxy is executed, the persons designated as proxies will vote the proxies received FOR each nominee.

valaris.com	2024 Proxy Statement	11

Resolution 1: Election of Directors
Board Overview
Current Board Snapshot

Independence	Average Age	Diversity

88 % independent	55 average age	38% diverse by gender or race/ethnicity

We are committed to building a diverse Board comprised of individuals from diverse backgrounds, including with respect to gender, ethnicity, age, nationality and other individual qualifications and attributes. The N&G Committee seeks opportunities to evaluate and appoint gender and ethnically diverse directors to the Board. To accomplish this, the N&G Committee endeavors to include, and requires any search firm that it engages include diverse candidates based on gender, race and/or ethnicity and other diverse attributes in the pool of possible director candidates. As part of our ongoing board refreshment and diversity efforts, in November 2022, we appointed an additional female independent director, Catherine J. Hughes, to our Board. We are further committed to maintaining an actively refreshed Board with a mix of tenures. The average tenure of our independent directors is less than three years.
As described under “Director Nominations,” the N&G Committee is responsible for and has evaluated the Board’s composition and current mix of skills and characteristics to determine whether they are appropriate to support oversight of the Company’s strategy and Board responsibilities. The "Directors Skills Matrix" below reflects the Board’s mix of experiences, backgrounds and qualifications.
The Board currently believes its size and composition, including its mix of experiences, skills, qualifications and tenure, provides a highly effective and well-functioning Board. While the Board does not believe an increase in the size of the Board is appropriate at this time, it continues to identify and evaluate gender diverse candidates in the event it decides to increase the size of the Board or to fill vacancies. The timeline below illustrates the evolution of our Board, including enhancements made to the diversity of the Board.

12	Valaris Limited	valaris.com

Resolution 1: Election of Directors
Current Board Timeline

Mr. Dibowitz joins, increasing Board size to 7
Restructuring emergence with Board of 5 new directors, including:
• a female Chair of the Board
• an ethnically diverse director who chairs the Safety & Sustainability Committee
Ms. Hughes joins, increasing Board size to 8
Famatown's Board nominee elected, increasing Board size to 7
• Female Board Chair
• Each Board Committee has at least one female
• 38% diverse directors
• 25% female directors
• Average independent director tenure of <3 years
Apr. 2021
Jul.
Sep.
Dec.
Jun.
Nov.
Jun.
Jan. 2022
Jan. 2023
Jan. 2024
Mr. Burke steps down from Board and CEO roles
Mr. Johansen elected, replacing prior Famatown director
Mr. Dibowitz appointed CEO

valaris.com	2024 Proxy Statement	13

Resolution 1: Election of Directors
Directors Skills Matrix
The N&G Committee develops and recommends to the Board skills, experience, characteristics and other criteria for identifying and evaluating directors, which will inform the N&G Committee’s annual evaluation of the composition of the Board to assess whether the mix of skills, experience, characteristics and other criteria are currently represented on the Board and those that may be needed in the future.
The following chart shows how these skills and experience, characteristics and other criteria are represented among our eight Board directors.

SKILLS AND EXPERIENCE
Strategic Planning Contributes to effectively advising management on important strategic decisions	●	●	●	●	●	●	●	●
Risk Management Critical to identifying the types of risks facing our organization and that there are appropriate controls and policies in place to manage such risks	●	●	●	●	●	●	●	●
Business Development / Operations Informs an understanding of business opportunities and commercial relationships that are applicable to our organization	●	●	●	●	●	●	●	●
Energy Industry, including oilfield services Contributes to a deeper understanding of the industry in which we operate, our business strategy and competition	●	●	●	●	●		●	●
Senior Executive Leadership Demonstrates a record of corporate leadership and an understanding of organizations	●	●		●	●	●	●	●
International Business Demonstrates knowledge of the overseas markets in which we operate and practical experience with a company operating in multiple countries	●	●		●	●	●	●	●
Finance / Capital Allocation Contributes to our evaluation of financial strategy, capital markets and capital structure	●	●	●		●	●	●	●
Human Capital Management Assists in engaging with and developing talent at our organization	●	●		●	●		●	●
Public Company Governance Demonstrates an understanding of corporate governance practices and trends	●	●		●	●	●		●
Accounting Assists with the Board’s role in overseeing our financial statements and financial reports	●	●			●	●		●
Environment and Sustainability Practices Contributes to the Board’s understanding of Sustainability issues and how those issues interact with our business strategy		●	●	●			●
Information Technology / Cybersecurity Knowledge or experience that contributes to the Board's understanding of IT and cybersecurity risks		●				●		●
Legal / Regulatory Assists with navigating the complexities of the legal environments in which we operate			●

14	Valaris Limited	valaris.com

Resolution 1: Election of Directors
Director Nominees

Anton Dibowitz President and Chief Executive Officer of Valaris Age: 52 Director since: 2021 Committees: •Strategy (Chair)
Career Highlights
Anton Dibowitz became the President and Chief Executive Officer of Valaris in December 2021, following his service as the Company’s interim President and Chief Executive Officer since September 2021. Mr. Dibowitz joined the Valaris Board in July 2021. Prior to joining the Board, he served as an advisor of Seadrill Ltd., a global offshore drilling contractor, from November 2020 until March 2021. He served as Chief Executive Officer of Seadrill Ltd. from July 2017 until October 2020. Seadrill Ltd. filed for bankruptcy in September 2017. Prior to this, Mr. Dibowitz served as Executive Vice President of Seadrill Management from June 2016, and as Chief Commercial Officer from January 2013. He has over 20 years of drilling industry experience. Prior to joining Seadrill, Mr. Dibowitz held various positions within tax, process reengineering and marketing at Transocean Ltd. and Ernst & Young LLP. He is a Certified Public Accountant and a graduate of the University of Texas at Austin where he received a Bachelor’s degree in Business Administration, and Master’s degrees in Professional Accounting (MPA) and Business Administration (MBA).
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Dibowitz should serve as a director include his extensive managerial and industry experience, including prior Chief Executive Officer experience.

Skills and Experience:
	Strategic Planning / Development	Accounting	Risk Management
	Energy Industry, including oilfield services	International Business	Public Company Governance
	Business Development / Operations	Finance / Capital Allocation
	Senior Executive Leadership	Human Capital Management

valaris.com	2024 Proxy Statement	15

Resolution 1: Election of Directors

Dick Fagerstal Former Executive Chairman of the Global Marine Group Independent Age: 63 Director since: 2021 Committees: •Audit (Chair) •Safety and Sustainability
Career Highlights
Dick Fagerstal currently serves as the Chairman of the Board of Tidewater Inc. (NYSE:TDW), in addition to serving as a member of the Audit Committee, Nomination & Governance Committee and Safety & Sustainability Committee. He has served on its board of directors since 2017. Mr. Fagerstal served as Executive Chairman of the Global Marine Group, based in Chelmsford, United Kingdom, a subsea cable installation and maintenance business operating globally in the telecoms, offshore renewables, and oil and gas sectors, from February 2020 to March 2023. Mr. Fagerstal continues to serve as a director of Global Marine Group. From 2014 to 2020 Mr. Fagerstal served as Chairman & Chief Executive Officer of Global Marine Holdings LLC, which was the prior owner of the business. He served as an Independent Director of Frontier Oil Corporation, Manila, Philippines from 2014 to 2017. Mr. Fagerstal previously held the positions of Senior Vice President, Finance & Corporate Development from 2003 to 2014 and Vice President Finance & Treasurer from 1997 to 2003 at SEACOR Holdings Inc. (NYSE: CKH). Mr. Fagerstal held the positions of Executive Vice President, Chief Financial Officer and Director of Era Group Inc. (NYSE: ERA) from 2011 to 2012 and was the Senior Vice President, Chief Financial Officer, and Director of Chiles Offshore Inc. (AMEX: COD) from 1997 to 2002. From 1986 to 1997, Mr. Fagerstal served as a senior banker at DNB ASA in New York with a focus on the maritime and energy services industries, and before he started his business career, Mr. Fagerstal served as an officer in the Special Air Service unit of the Swedish Special Forces from 1979 to 1983. Mr. Fagerstal received a B.S. in Economics and Law from the University of Gothenburg and an M.B.A. in Finance from New York University, as a Fulbright Scholar.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Fagerstal should serve as a director include his business, finance and accounting background. In addition, his knowledge of the energy, renewables and maritime industries contributes to our Board’s ability to monitor the risks facing our company. With respect to cybersecurity qualifications, Mr. Fagerstal obtained a National Association of Corporate Directors (NACD) Cybersecurity Certification in 2021 and completed the Harvard University course "Cybersecurity: The Intersection of Policy and Technology" in 2020. Mr. Fagerstal also obtained an NACD Directorship Certification in 2023.

Skills and Experience:
	Strategic Planning / Development	Accounting	Risk Management
	Energy Industry, including oilfield services	International Business	Public Company Governance
	Business Development / Operations	Finance / Capital Allocation	Environment and Sustainability Practices
	Senior Executive Leadership	Human Capital Management	Information Technology / Cybersecurity

16	Valaris Limited	valaris.com

Resolution 1: Election of Directors

Joseph Goldschmid Managing Director at Oak Hill Advisors, L.P. Independent Age: 38 Director since: 2021 Committees: •Compensation (Chair) •Nomination and Governance •Strategy
Career Highlights
Joseph Goldschmid has served as a Managing Director with a primary focus on stressed, distressed and special situations investments at Oak Hill Advisors, L.P. ("OHA"), an alternative investment firm with over $60 billion under management across performing and distressed credit related investments in North America, Europe and other geographies, since November 2019. At OHA, Mr. Goldschmid covers a variety of industries including energy and renewables in addition to serving on the firm's ESG Committee. Prior to joining OHA, Mr. Goldschmid was a Director in the Distressed & Special Situations Group at Angelo Gordon, a global alternative investment manager, from January 2016 to August 2019. During his career, Mr. Goldschmid has led numerous high-profile restructuring cases and served on many official and ad hoc creditor committees. Before joining Angelo Gordon, Mr. Goldschmid worked in the Restructuring and Special Situations Group at The Blackstone Group and PJT Partners. Mr. Goldschmid began his career as an Analyst at Morgan Stanley. Mr. Goldschmid previously served on the Board of Directors for Expro Group. Mr. Goldschmid holds a B.S. degree from the Massachusetts Institute of Technology, an M.B.A. from Columbia Business School and a J.D. from Columbia Law School, where he was a James Kent Scholar.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Goldschmid should serve as a director include his prior management and governance experience from overseeing various investments in a variety of industries, including the energy industry.

Skills and Experience:
	Strategic Planning / Development	Finance / Capital Allocation	Environment and Sustainability Practices
	Energy Industry, including oilfield services	Risk Management
	Business Development / Operations	Legal / Regulatory

valaris.com	2024 Proxy Statement	17

Resolution 1: Election of Directors

Catherine J. Hughes Former Executive Vice President International at Nexen Inc. Independent Age: 61 Director since: 2022 Committee: •Compensation •Safety and Sustainability
Career Highlights
Catherine J. Hughes has served as a non-executive director of Shell plc since 2017, including as Chair of the Sustainability Committee. Ms. Hughes was previously Executive Vice President International at Nexen Inc. from January 2012 until her retirement in April 2013, where she was responsible for all oil and gas activities including exploration, production, development and project activities outside Canada. Ms. Hughes joined Nexen in 2009 as Vice President Operational Services, Technology and Human Resources. Prior to joining Nexen, she was Vice President Oil Sands at Husky Oil from 2007 to 2009 and Vice President Exploration & Production Services, from 2005 to 2007. Ms. Hughes started her career with Schlumberger in 1986 and held key positions in various countries, including France, Italy, Nigeria, the UK and the USA, and was President of Schlumberger Canada Ltd for five years. Ms. Hughes has previously held non-executive director positions at SNC-Lavalin Group Inc, Statoil ASA and Precision Drilling Inc. Ms. Hughes received a B.Sc. in electrical engineering from the Institut National des Sciences Appliquées de Lyon, France.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Ms. Hughes should serve as a director include her over 30 years of experience in the oil and natural gas industry as well as her experience working in operations as an engineer and senior human resources roles.

Skills and Experience:
	Strategic Planning / Development	International Business	Environment and Sustainability Practices
	Energy Industry, including oilfield services	Human Capital Management
	Business Development / Operations	Risk Management
	Senior Executive Leadership	Public Company Governance

18	Valaris Limited	valaris.com

Resolution 1: Election of Directors

Kristian Johansen Chief Executive Officer of TGS ASA Independent Age: 52 Director since: 2023 Committee: •Strategy
Career Highlights
Kristian Johansen has served as the Chief Executive Officer of TGS ASA, a leading global energy data and intelligence company, since March 2016. He joined TGS in 2010 as the Chief Financial Officer before becoming the Chief Operating Officer in early 2015. Kristian has almost 20 years of executive experience for public companies in the construction, technology, and energy industries. Mr. Johansen also had previous professional experience from board positions of several public companies in Europe and the U.S., and industry associations such as the National Ocean Industries Association (NOIA) and EnerGeo Alliance (former IAGC). Mr. Johansen earned his undergraduate and master’s degrees in business administration from the University of New Mexico in 1998 and 1999.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Johansen should serve as a director include his senior executive leadership experience across multiple industries, particularly within the oil and natural gas sector.

Skills and Experience:
	Strategic Planning / Development	Accounting	Risk Management
	Energy Industry, including oilfield services	International Business	Public Company Governance
	Business Development / Operations	Finance / Capital Allocation
	Senior Executive Leadership	Human Capital Management

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Resolution 1: Election of Directors

Elizabeth D. Leykum Founder of Serenade Capital LLC Independent Age: 45 Director since: 2021 Committees: •Audit •Compensation •Nominating and Governance •Strategy
Career Highlights
Elizabeth D. Leykum, our Chair of the Board, has served as founder of Serenade Capital LLC, an investment firm, since May 2016. From October 2013 to April 2016, she served as a founding principal of HEG Capital LLC, a Connecticut-registered investment advisory firm. Prior to joining HEG Capital, Ms. Leykum was, from June 2012 to September 2013, a Vice President at Rand Group, an investment management services firm. Until June 2012, she was a Vice President of ESL Investments, Inc., which she joined in July 2004. From 2000 to 2002, Ms. Leykum worked in the Principal Investment Area at Goldman, Sachs & Co. She has served on the board of Lands’ End, Inc. (NASDAQ: LE) since April 2014, where she was previously Chairman of the Board, and she has served as a director of IES Holdings (NASDAQ: IESC) since April 2021. She graduated Phi Beta Kappa, magna cum laude from Harvard College and received an MBA with distinction from Harvard Business School.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Ms. Leykum should serve includes her work in investment management, which brings to the Board an ability to analyze, assess and oversee corporate and financial performance, and her public company governance experience. With respect to cybersecurity qualifications, Ms. Leykum completed the Massachusetts Institute of Technology's course on "Cybersecurity Leadership for Non-Technical Executives" in 2023.

Skills and Experience:
	Strategic Planning / Development	International Business	Public Company Governance
	Business Development / Operations	Finance / Capital Allocation	Information Technology / Cybersecurity
	Senior Executive Leadership	Risk Management

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Resolution 1: Election of Directors

Deepak Munganahalli Founder of Sencirc Holding Limited Independent Age: 54 Director since: 2021 Committees: •Safety and Sustainability (Chair) •Strategy
Career Highlights
Deepak Munganahalli founded Sencirc, an investment firm that invests and partners to develop sustainable energy and fuels in the circular economy, in September 2022. He currently serves as a director of the firm. He previously served as co-founder of JOULON, an energy industry asset management services company, with a primary focus on the EfW (energy from waste) strategy, mergers, acquisitions and divestitures from 2020 to 2022. Prior to serving as co-founder, Mr. Munganahalli served as Chairman of JOULON, an asset management company established in 2016 in partnership with KKR, from 2016 to 2020. Prior to founding JOULON, Mr. Munganahalli had a 25 year career with Schlumberger and Transocean. Most recently at Transocean, Mr. Munganahalli held leadership roles as Chief Executive Officer for Caledonia Offshore Drilling and Senior Vice President roles in Innovation and Transformation, Corporate Strategy and the Asia Pacific business. He joined the industry in 1991 working on offshore rigs as an engineer trainee and has since worked in more than ten countries globally with various positions in the contract drilling business. Mr. Munganahalli is a graduate of the Indian Institute of Technology at Kanpur and the Harvard Business School General Management Program.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Munganahalli should serve as a director include his operational and business experience in the offshore drilling industry, which contributes to his ability to assess the sustainability risks facing the Company.

Skills and Experience:
	Strategic Planning / Development	Senior Executive Leadership	Human Capital Management
	Energy Industry, including oilfield services	International Business	Risk Management
	Business Development / Operations	Finance / Capital Allocation	Environment and Sustainability Practices

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Resolution 1: Election of Directors

James W. Swent, III
Former Chairman, President and Chief Executive Officer of Southcross Energy Partners, L.P.
Independent
Age: 73
Director since: 2021
Committees:
•Nominating and Governance (Chair)
•Audit
•Compensation
•Safety and Sustainability

Career Highlights
James W. Swent, III served as the President, Chief Executive Officer & Chairman of the Board of Southcross Energy Partners, GP LLC, the general partner of Southcross Energy Partners, L.P., a provider of natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services, from September 2018 to June 2020. Southcross Energy Partners, L.P. filed for bankruptcy in April 2019. Previously, Mr. Swent served as Chairman of the Board, President and Chief Executive Officer of Paragon Offshore Limited from July 2017 to April 2018, a global supplier of offshore jack up contract drilling services. From July 2003 to December 2015, he was Executive Vice President and Chief Financial Officer of Ensco plc, a global provider of offshore contract drilling services, which is one of our predecessor entities. He joined Ensco in July 2003 as Senior Vice President and Chief Financial Officer and retired in December 2015. Prior to joining Ensco plc, Mr. Swent served as Co-Founder and Managing Director of Amrita Holdings, LLC. Mr. Swent previously held various financial executive positions in the information technology, telecommunications and manufacturing industries, including positions with Memorex Corporation and Nortel Networks. He served as Chief Executive Officer and Chief Financial Officer of Cyrix Corporation from 1996 to 1997 and Chief Financial Officer and Chief Executive Officer of American Pad and Paper Company from 1998 to 2000. He previously served on the boards of HGIM Corp., Energy XXI Gulf Coast Inc., Co-Chairman of American Pad & Paper Co., Cyrix Corp, and Rodime PLC. Mr. Swent holds a Bachelor of Science degree in Finance and a Master’s degree in Business Administration from the University of California at Berkeley.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Swent should serve as a director include his experience as a senior executive, including as Chief Executive Officer and Chief Financial Officer of a public company, his finance and accounting expertise, as well as experience with mergers and acquisitions. With respect to cybersecurity qualifications, Mr. Swent was directly responsible for the Information Technology department of Ensco plc for over a decade and oversaw various cybersecurity issues during this time period.

Skills and Experience:
Strategic Planning / Development	Accounting	Risk Management
Energy Industry, including oilfield services	International Business	Public Company Governance
Business Development / Operations	Finance / Capital Allocation	Information Technology / Cybersecurity
Senior Executive Leadership	Human Capital Management

22	Valaris Limited	valaris.com

Resolution 1: Election of Directors
Determination of Independence
Our bye-laws and Corporate Governance Policy state that at least a majority of the Board shall be independent, as the term is defined by SEC rules and NYSE Corporate Governance Standards. Except with respect to their directorships, we do not have any business or other relationships with our independent directors. Only independent directors serve on the Board’s Audit, Compensation, N&G and Safety and Sustainability Committees. In this regard, our Board has determined that all director nominees and directors who served on the Board during 2023 (being Gunnar Eliassen, Mr. Fagerstal, Mr. Goldschmid, Ms. Hughes, Mr. Johansen, Ms. Leykum, Mr. Munganahalli and Mr. Swent) are independent and have no material relationship with us, with the exception of Mr. Dibowitz. Accordingly, 88% of our current Board is independent.
Our Corporate Governance Policy provides that a director who changes his or her principal occupation shall promptly notify the Board of the change and submit a pro-forma letter of resignation to the Board. Under this policy, the other directors shall then meet in executive session, determine whether the change of occupation impacts the director’s independence or creates a conflict of interest and decide whether to accept or reject the pro-forma resignation.
Director Nominations
The N&G Committee, with input from other Board members, is primarily responsible for identifying and screening candidates for nomination to Board membership. Additionally, when appropriate, we may retain the services of a third party to identify, evaluate and/or assist the N&G Committee and the Board in evaluating potential director nominees. Our Board is responsible for nominating individuals to serve on our Board.

Pursuant to our Corporate Governance Policy, candidates nominated for election or re-election to our Board should possess the following qualifications:
•personal characteristics:
•highest personal and professional ethics, integrity and values,
•an inquiring and independent mind, and
•practical wisdom and mature judgement;
•experience at the policy-making level in business, government or education;
•expertise that is useful to our Company and complementary to the background and experience of other Board members (e.g., previous executive and board experience, an international perspective, capital intensive cyclical business experience and knowledge of the global oil and natural gas industry are considered to be desirable);

•willingness to devote the required amount of time to perform the duties and responsibilities of Board membership;
•commitment to serve on the Board over a period of several years to develop knowledge about our principal operations;
•willingness to represent the best interests of all shareholders and objectively appraise management performance; and
•no involvement in activities or interests that create a conflict with the director’s responsibilities to us and our shareholders.

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Resolution 1: Election of Directors
The N&G Committee will evaluate the qualifications of each director candidate, including any nominees recommended by shareholders, against these criteria in making recommendations to our Board concerning director nominations. The N&G Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of our Board at a given point in time and periodically reviews and updates the criteria listed above as deemed necessary. Diversity in background, including gender, ethnicity, age and nationality, for the Board as a whole may be taken favorably into account in considering individual candidates, and it is one of the many factors that the N&G Committee may consider when identifying individuals for Board membership. The N&G Committee recognizes the benefits of demographic and cognitive diversity, and the breadth of diverse backgrounds, skills and experiences the directors bring to the Board. The Board assesses its effectiveness in this regard as part of the annual Board evaluation process.
Our Board consists of eight members, including two women and one South Asian director. The N&G Committee may identify potential director candidates from a number of sources, including recommendations from directors, management, shareholders and executive recruiting firms retained for such purpose. The N&G Committee uses the same criteria for evaluating candidates regardless of the source of referral.
Shareholder Nominations
The N&G Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration by the N&G Committee may do so by writing our Company Secretary at our principal executive offices and following the requirements of our bye-laws for director nominations referred to in the “Information for Shareholder Proposals at the 2025 Annual General Meeting of Shareholders” section of this proxy statement.

24	Valaris Limited	valaris.com

Corporate Governance Policy
We have adopted a Corporate Governance Policy, which includes governance guidelines that assist the Board and its committees in the exercise of their responsibilities under applicable law and the listing standards of the NYSE.
These governance guidelines provide a framework for the Company’s governance and the Board’s activities, covering such matters as Board membership criteria, director independence, Board meetings, Board structure, Board access to management and independent advisors, limitations on outside directorships and leadership roles on other boards of directors, conflicts of interest, director compensation, shareholder communications to the Board, director attendance at shareholder meetings, evaluation of Board and Chief Executive Officer performance, management succession planning, risk oversight, share ownership guidelines and other corporate governance practices and principles.

Key provisions of the Corporate Governance Policy include:
•Independent directors meet at regularly scheduled executive sessions without the presence of the Chief Executive Officer and other Company personnel at each regular Board meeting.
•Independent directors may convene such sessions during any Board meeting or by notice of a special Board meeting.
•Independent directors have open access to management and Valaris' independent advisors, such as attorneys or auditors.
•Independent directors are encouraged to suggest items for inclusion in the agenda for Board meetings and are free to raise subjects that are not on the meeting agenda.
•The Chair of the Board leads executive sessions of the independent directors and serves as the interface between the independent directors and the Chief Executive Officer in communicating the matters discussed during executive sessions, including feedback to the Chief Executive Officer. The Board believes that this structure facilitates full and frank discussions among all independent directors. The Chair of the Board also:
•develops an appropriate schedule of Board meetings and reviews in advance the agenda for Board meetings and Board committee meeting schedules as prepared by the Chief Executive Officer and the Secretary;
•develops standards as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management;
•develops the agendas for, and serves as chair of, the executive sessions of the Board’s independent directors; and
•participates in recommendations regarding recruitment of new directors, management succession planning and annual Board performance and Chief Executive Officer evaluations.

Our Corporate Governance Policy is available in the Governance Documents section under About on our website (www.valaris.com). Paper copies also are available upon request without charge. Such requests should be directed to Investor Relations at 5847 San Felipe, Suite 3300, Houston, Texas 77057.

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Corporate Governance
Board and Committee Structure
Board Leadership Structure
The Board believes separation of the Chair of the Board and Chief Executive Officer currently best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of its shareholders and the Company’s overall corporate governance.
The Board believes the separation of the Chair of the Board and Chief Executive Officer roles also allows Mr. Dibowitz to focus on managing the Company, its operations and strategic direction, allowing him to leverage the Chair of the Board’s experience and perspectives. In addition, the Board believes that this leadership structure provides an effective framework for addressing the risks facing our Company, as discussed in greater detail under “Risk Oversight.” The Board has authority to modify this structure to best address the Company’s circumstances and advance the best interests of shareholders as and when appropriate.
Our governance practices provide for strong independent leadership, independent discussion among directors, independent evaluation of, and communication with, members of management and independent oversight of the Company’s operational, fiscal and risk mitigation activities. These governance practices are reflected in our Corporate Governance Policy and the committee charters, all of which are available on our website in the Governance Documents section under About on our website (www.valaris.com).
Board Committees
Audit Committee
Members: Dick Fagerstal (Chair), Elizabeth D. Leykum and James W. Swent, III
Number of meetings in 2023: 10
•The members meet the independence criteria for audit committee members prescribed by the NYSE.
•None of the members of our Audit Committee serve on more than three public company audit committees.
•Our Board has determined that each member of the Audit Committee meets the requisite SEC criteria to qualify as audit committee financial experts, and each of the members of our Audit Committee is financially literate and has accounting or related financial management expertise as defined in the NYSE Corporate Governance Standards. In making recommendations and determinations regarding audit committee financial experts, our Board and the Audit Committee considered the relevant academic and professional experience of the Audit Committee members.

RESPONSIBILITIES INCLUDE:
•appoint independent auditors to examine, review and audit our consolidated financial statements;
•review the general scope of services to be rendered by the independent auditors;
•pre-approve all services of the independent auditors and authorize payment of their associated fees;
•review with management the adequacy and effectiveness of our internal controls over financial reporting;
•review with management our earnings releases, quarterly financial statements and annual audited financial statements along with certain other disclosures;
•review, approve and oversee related party transactions and monitor compliance with our Code of Conduct; and
•provide oversight of risks associated with the Company’s financial performance, information technology and cybersecurity, internal and external audit functions, legal and tax contingencies and other exposures.

26	Valaris Limited	valaris.com

Corporate Governance
Compensation Committee
Members: Joseph Goldschmid (Chair), Catherine J. Hughes, Elizabeth D. Leykum and James W. Swent, III
Number of meetings in 2023: 8
•The members of the Compensation Committee meet the independence criteria for compensation committee members prescribed by the NYSE.
•None of the members of our Compensation Committee serve on more than three public company compensation committees.

RESPONSIBILITIES INCLUDE:
•review and approve executive compensation, including matters regarding our benefit plans, independently or in conjunction with our Board, as appropriate;
•review with management and approve any significant changes to the Company’s compensation structure and benefit plans;
•oversee administration of the Company’s incentive-compensation and equity-based compensation plans, including the corporate goals and objectives applied to the compensation of the Company’s executives;
•oversee the administration of the Company’s clawback policy in consultation with the Audit Committee (other than with respect to the CEO and any other executive director), and review and recommend changes in the policy to the Board from time to time as appropriate;
•oversee compliance with SEC rules and regulations governing executive compensation; and
•evaluate appropriate compensation levels for non-executive directors.

Safety and Sustainability Committee
Members: Deepak Munganahalli (Chair), Dick Fagerstal, Catherine J. Hughes and James W. Swent, III
Number of meetings in 2023: 5
This committee was previously known as the Environmental, Social and Governance ("ESG") Committee. In June 2023, the committee's charter was revised to include additional safety oversight responsibilities and to rename the committee to Safety and Sustainability Committee. The committee's revised charter is available on the Valaris website.

RESPONSIBILITIES INCLUDE:
•assist the Board in its oversight with respect to the areas of (i) process safety and personal safety (collectively, “Safety”); and (ii) sustainability, including environmental and social matters as commonly included in environmental social governance standards and assessments (other than diversity, equity and inclusion and other matters in which oversight is managed by the Board) (collectively, “Sustainability”);
•oversee the Company's policies, programs and strategies relating to Safety and Sustainability matters;
•review and discuss with management the Company’s policies and programs on risk assessment and management of Safety and Sustainability related matters, including the manner in which current and emerging risks are identified, evaluated and managed that affect or could affect the Company;
•review updates from management on material Safety audits and high potential incident investigations;
•review updates from management regarding the Company's Safety and Sustainability activities;
•oversee the establishment of appropriate Safety and Sustainability targets, including greenhouse gas reduction targets, review Safety and Sustainability targets for inclusion in the Company's bonus plans (in conjunction with the Compensation Committee) and monitor the Company's performance against those goals;
•review with management the Company’s disclosures regarding Safety and Sustainability matters (in conjunction with other committees or the Board, as appropriate), including the Company’s annual Sustainability Report; and
•certain social and corporate governance responsibilities set forth in the Safety and Sustainability Committee charter may also fall within the purview of other committees or may be considered by the Board.

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Corporate Governance
Nominating and Governance Committee
Members: James W. Swent, III (Chair), Joseph Goldschmid and Elizabeth D. Leykum
Number of meetings in 2023: 6
•The members of the Nominating and Governance meet the independence criteria prescribed by NYSE for service on a nominating committee.

RESPONSIBILITIES INCLUDE:
•select, identify and screen candidates for nomination to our Board - in identifying director candidates, the Committee shall endeavor to include, and have any search firm that it engages include, women, minority and other diverse candidates in the pool from which the Committee selects director candidates;
•recommend the composition of committees of our Board;
•recommend our slate of officers;
•oversee the Company’s shareholder engagement program and make recommendations to the Board regarding its involvement in shareholder engagement;
•oversee and recommend matters of corporate governance, independently or in conjunction with our Board, as appropriate; and
•involvement in succession planning both from a general standpoint and with respect to a potential emergency situation that might impact the ability of the Board and executive management to continue the performance of their respective functions and responsibilities.

Strategy Committee
The Strategy Committee is responsible for assisting the Board in overseeing the Company’s strategic mergers and acquisitions (M&A) opportunities. Its members include Anton Dibowitz (Chair), Joseph Goldschmid, Kristian Johansen, Elizabeth D. Leykum and Deepak Munganahalli. The Strategy Committee meets as appropriate or when such strategic M&A opportunities are not otherwise discussed by the Board.
Director Engagement
Meetings and Attendance
The Board met 16 times during the year ended December 31, 2023. The Board has five committees, the Audit Committee, N&G Committee, Compensation Committee, Safety and Sustainability Committee and Strategy Committee. During 2023 each incumbent director attended at least 90% of the meetings held by the Board and the committees of which he or she was a member.
The independent directors conducted executive sessions without management during each of the four regular quarterly meetings of the Board and during other meetings held throughout the year. Only independent directors serve on the Board’s Audit, Compensation, N&G and Safety and Sustainability Committees.
Our Corporate Governance Policy provides that, barring extenuating circumstances, all members of the Board shall attend our annual general meetings of shareholders and also are encouraged to attend any and all other general meetings that may be duly convened. All eight incumbent directors serving on the Board attended the 2023 Annual General Meeting of Shareholders.

28	Valaris Limited	valaris.com

Corporate Governance
Director Education and Orientation Program
The Company provides an orientation process and continuing education for Board members to enable them to stay current on developments related to their Board and committee service.
New Director Orientation
When new directors join the Board, the Company provides a tailored orientation and onboarding process. Following their orientation, new directors should know key information about the Company’s business, strategy, leadership and structure and be well-informed about their responsibilities and duties as directors and have access to resources, information and contacts that will allow them to be effective directors.
Continuing Education
Our directors' continuing education has come from a combination of outside programs, presentations by customers and other key business partners, participation in management or third party-led programs and visits to operational locations. Recent topics have included industry and operational matters, various sustainability matters, cybersecurity, recent regulatory developments and other topics relevant for Board oversight. The Company’s directors are encouraged to participate in continuing education programs to enhance their effectiveness on the Company’s Board. The Company reimburses directors for continuing education programs.
Outside the Boardroom
Throughout their service, our directors have regular discussions with each other and the Company's leadership outside of regularly scheduled Board and committee meetings in order to share ideas and perspectives, build relationships and gain a deeper understanding of the Company’s business.
Board Evaluations
Board and committee evaluations play a critical role in ensuring the effective functioning of our Board. Each year, our Board conducts an evaluation in order to assess its effectiveness, review our governance practices and policies, and identify areas for enhancement. As provided in their respective charters, each of our Board’s standing committees also conducts an evaluation process annually. The N&G Committee, in consultation with our Chair, reviews and determines the overall process of our Board’s annual evaluation. The current Board and committee evaluation process involves an annual evaluation by each director of the Board as a whole and each committee on which he or she serves. Our Board’s and each committee’s evaluation includes a review of the Corporate Governance Policy and its committee charter to consider any proposed changes.
Each year, the N&G Committee, in consultation with the Chair, also considers whether to engage a third party to assist the Board in conducting its evaluation. In recent years, the Board engaged a third party to help facilitate its annual evaluation process.
The results of the evaluation process provides valuable insight regarding areas of effectiveness and opportunities for improvement. The Board and each committee discuss the findings and make changes as deemed necessary to improve director communications and the overall effectiveness of Board and committee meetings. For example, findings in previous years have led to changes in Board and committee composition and oversight responsibilities, including adding safety oversight responsibilities to the Safety and Sustainability Committee (See "Safety and Sustainability Committee" above) and areas for further director education. An overview of the Board’s evaluation process in recent years is illustrated below:

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Corporate Governance

Board Evaluation Process

Board and Committee Evaluation Survey Discussion Topics
Board and Committee evaluation survey discussion topics are reviewed annually, including in light of best practices and regulatory expectations, and approved by the N&G Committee and chair of each committee and sent to each director to request feedback on various topics.

▼

One-on-One Director Discussions Individual meetings are conducted by an independent third party with each director to obtain feedback about Board and committee performance.

▼

Board and Committee Executive Session The results are aggregated and summarized by the independent third party. The third party facilitator leads a discussion of the results of the evaluations.

▼

Feedback Communicated and Acted Upon Opportunities for improvement are identified and addressed

In addition, each year, the independent directors meet in executive session to evaluate the performance of the CEO. The N&G Committee, in conjunction with the chair of the Compensation Committee, coordinates a process for the CEO annual evaluation, which has been guided by an independent third party in recent years.
Oversight by Our Board
Risk Oversight
The Board and its committees are actively involved in the oversight of risks that could impact our Company. The Board oversees the management of enterprise-wide risks, such as those related to macroeconomic and market conditions, commodity prices, strategic decisions, significant operating risks and disruptions.

30	Valaris Limited	valaris.com

Corporate Governance

Board of Directors
•The Board regularly reviews the Company’s financial condition and results of operations and discusses various strategies as it deems appropriate considering market conditions facing the Company.
•The Board annually approves the Company's budget, with subsequent approval required for any significant variations.
•The Board also receives reports regarding the Company’s insurance program and is apprised of all material variations in coverage or premium cost in connection with each annual insurance renewal.
•The Board oversees the Company’s management of risk in the areas of health, safety and environment. For example, the Board reviews statistics regarding safety incidents, including an in-depth review of the most serious incidents and related mitigation; reviews risks to employees, assets and the Company’s operations; and reviews any material compliance issues or any material pending or threatened proceedings regarding health, safety or environmental matters. The Safety and Sustainability Committee assists the Board in oversight in the areas of personal and process safety.
•The Board also oversees our risk management process focusing on the most significant risks facing the Company and oversees the implementation of risk mitigation strategies by management, including operational safety, operational performance, regulatory, environmental and cybersecurity risks.

Board Committees The Board has delegated to its Committees the responsibility to monitor specific risks and receives regular updates from its Committees on those risks.

Audit Committee
The Audit Committee plays a significant role in the oversight of risks associated with the Company’s financial performance, information technology and cybersecurity, internal and external audit functions, legal and tax contingencies and other exposures.
The Audit Committee reviews and approves the annual internal audit plan and budget and also receives reports on internal audits. Hotline reports and related investigations conducted pursuant to our Code of Conduct are reviewed quarterly in executive session of the Audit Committee with the Chief Compliance Officer. With respect to financial performance, the Audit Committee reviews and discusses disclosures made in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings press releases.
The Company’s Senior Director - Information Technology ("SDIT"), the Senior Director of Internal Audit and the Chief Compliance Officer report to the Audit Committee at each quarterly meeting. The Senior Director of Internal Audit has a direct reporting line to the Audit Committee Chair.

Compensation Committee
The Compensation Committee, in consultation with its compensation consultants, establishes performance goals for the Company’s various compensation plans that are intended to drive behavior that does not encourage or result in any material risk of adverse consequences to the Company and its shareholders and annually assesses the risk of the Company's compensation plans.
Nominating & Governance Committee
The N&G Committee and the Board are actively involved in succession planning both from a general standpoint and with respect to a potential emergency situation that might impact the ability of the Board and executive management to continue the performance of their respective functions and responsibilities.
Safety and Sustainability Committee
The Safety and Sustainability Committee is responsible for providing oversight and guidance with regard to safety, environment and sustainability matters. The Safety and Sustainability Committee oversees the scope of related potential risks, liabilities and opportunities facing the Company and the adequacy of the Company’s policies and programs to manage these risks, liabilities and opportunities. The Committee also reviews with management the Company’s specific governance around climate and emissions related risks and opportunities, including strategy, risk management, metrics and targets.

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Corporate Governance

Management
•The Company’s independent auditors, the SDIT, the Senior Director of Internal Audit, Vice President - Tax and the Chief Compliance Officer report to the Audit Committee on matters that may have a significant impact on the Company at each quarterly meeting.
•Our Internal Audit Department is responsible for implementing our enterprise risk program, which involves the identification of risks facing the Company, the assessment of existing and required mitigation plans for those risks and the ongoing monitoring of both. On a quarterly basis, our Internal Audit Department assesses risk trends, identifies new potential risks and reviews mitigation plans with a cross-functional Enterprise Risk Committee, whose results are reported to the Board quarterly.
•On a quarterly basis, the General Counsel reports to the Board on legal matters that may have a significant impact on the Company’s financial statements.

Cybersecurity Oversight
The Audit Committee is responsible for, and actively engaged in, the oversight of our information technology and cybersecurity program, including the oversight of risks from cybersecurity threats. All members of the Audit Committee have prior work experience relating to cybersecurity or have obtained a certification or credential in cybersecurity. The Audit Committee, at least quarterly, receives reports from the SDIT on, among other things, the Company’s cybersecurity incidents, risks and measures, training and organizational readiness. The Board is kept apprised of cybersecurity risk matters, including through participation in the quarterly cybersecurity briefings to the Audit Committee that are described above. We have protocols by which certain cybersecurity incidents are escalated within the Company and, where appropriate, reported in a timely manner to the Board and Audit Committee.
Sustainability Oversight
Consistent with our purpose of providing responsible solutions that deliver energy to the world, we are focused on sustainability-related matters. Our Safety and Sustainability Committee regularly meets to address sustainability topics and is responsible for overseeing the Company’s policies, programs and practices related to sustainability and the Company’s management of risks in such areas. We have a dedicated department focused on sustainability and new energy and also have an employee-led cross-functional working group to identify and evaluate opportunities and promote sustainable business practices.
We publish our annual sustainability report aligned with the standards of the Task Force on Climate-Related Financial Disclosures (TCFD), in addition to the Sustainability Accounting Standards Board (SASB), with references to other frameworks such as the Global Reporting Initiative (GRI) and the Carbon Disclosure Project (CDP), where relevant, and report scope 1, 2 and 3 GHG emissions. For further discussion of sustainability-related risks and considerations see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 2023 annual report.
We encourage you to review our latest Sustainability Report, located on our website (www.valaris.com), for more detailed information regarding our sustainability targets, including our GHG emissions intensity reduction target, programs and human capital initiatives. Nothing on our website, including our Sustainability Report or sections thereof, shall be deemed incorporated by reference into this proxy statement or other filings that we make with the SEC.
Management Succession Planning
The Board and N&G Committee are responsible for overseeing succession plans and management development programs for the CEO and other senior management positions. The N&G Committee annually reviews management succession plans, which includes an assessment of senior leaders and their potential to succeed to the position of CEO. High potential employees meet regularly with the Board through formal presentations and informal meetings, allowing directors to personally assess future leaders in the Company.

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Corporate Governance
Shareholder Engagement
Members of senior management and the Board engage with Valaris shareholders and other potential investors through industry conferences, earnings conference calls, non-deal road shows, meetings and phone calls. Approximately 75% of Valaris’ shares outstanding are owned by firms or funds with an active management orientation. Specific to corporate governance, we seek engagement with our top 30 shareholders that have dedicated governance teams, which represent approximately 30% of our shares outstanding. As of the filing date of the proxy statement, shareholder governance teams representing approximately 8% of shares outstanding accepted our offer of engagement. Further, shareholders owning 14% of shares outstanding (Oak Hill Advisors and Famatown Finance Limited) are directly represented on the Board and have continuous oversight of our governance and management activities.
Shareholder Communications
Shareholders, employees and other interested parties may report concerns regarding questionable accounting, auditing or other matters on a confidential basis directly to any director, including the relevant presiding Valaris Committee Chairs, the Chair of the Board and the non-executive directors as a group. This process, which is described on the Ethics & Compliance section on our website (www.valaris.com), provides a means for submission of such interested parties’ communications. Communications may be submitted by mail, addressed as follows: Valaris Board, 1415 South Voss Rd., Suite 110, P.O. Box 135, Houston, Texas 77057. Mail so addressed will be forwarded, unopened, directly to the Chair of the Board unless specifically addressed to a Committee Chair or individual director and will not be screened by management.
Other Governance Matters
Governance Transparency
Our Board, its committees and management are committed to pursuing best practices of corporate governance, accountability and transparency. Our committee charters, the Corporate Governance Policy and the Code of Business Conduct are available in the Governance Documents section under "About" on our website (www.valaris.com). Additional data available under the About tab on our website also includes information on our Board members and the Board’s committee composition. Additionally, our website under the “Investors-Financials” tab has a link to our public filings with the SEC, including equity ownership reports by our directors and executive officers required under Section 16 of the Exchange Act.
Code of Conduct
Our Code of Conduct applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. We also expect our business partners, including joint venture partners, vendors and other third parties, to act consistently with our Code of Conduct. Our Code of Conduct addresses all NYSE content requirements and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets and compliance with our policies and with laws, rules and regulations, including laws addressing insider trading, anti-competitive conduct and anti-bribery, including the U.S. Foreign Corrupt Practices Act and the UK Bribery Act 2010. No waivers of the provisions of our Code of Conduct have been requested or granted under the Code of Conduct.
Our Code of Conduct provides for confidential and anonymous submission of reports of non-compliance with our Code of Conduct, including reports of accounting, auditing or other business irregularities, by any employee or other person to the Company or directly to our Board or relevant Board Committee. Our Code of Conduct is available on the Governance section under the About tab on our website (www.valaris.com).
Hotline Reports and Investigations
We have a telephonic and web-based Hotline system to encourage reporting of possible wrongdoing, violations of our Code of Conduct, or other issues that threaten our reputation (the “Hotline”). The Hotline is managed by

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Corporate Governance
an independent third party to protect employee privacy and includes the ability to report concerns anonymously, where permitted by law. All allegations are investigated and addressed under the direction of the Chief Compliance Officer, who reports regularly to Valaris management and the Audit Committee.
Political Activities
Our Code of Conduct provides that we will not use Company funds to support a political party or candidates and requires that our employees' personal political activities are not associated with the Company.
Related Party Transactions
The Board has adopted a written policy that sets out the procedures for the review and approval or ratification, where pre-approval is not possible, of interested transactions with a related person in which (1) the Company or any of its subsidiaries is a participant, and (2) any “related person” (executive officer, director or nominee for election as a director, security holder who is known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, or an immediate family member of any of the foregoing) has or will have a direct or indirect interest. The Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed interested transactions. In determining whether to approve or ratify an interested transaction, the Audit Committee will take into account whether the interested transaction is fair and in the overall best interest of the Company. In addition, the Audit Committee will consider other factors it deems appropriate, such as whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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We maintain a compensation program for our non-executive directors. Our Compensation Committee periodically reviews non-executive director compensation, which includes review of data received from the committee's independent third party compensation consultant and, from time to time, recommends changes to the Board. In 2023, no changes to director compensation were made. Compensation for our non-executive directors consisted of the following types and levels of compensation in 2023:

	Non-Executive Director	Chair of the Board
Equity Compensation	$175,000	$250,000
Annual Retainer Fee	$100,000	$180,000

Additional Retainer Fees
Audit Committee Chair	$40,000
Strategy Committee Chair	$20,000
Compensation Committee Chair	$20,000
Nomination and Governance Committee Chair	$20,000
Safety and Sustainability Committee Chair	$20,000
Directors serving on three or more committees	$10,000
Equity Compensation
All non-executive directors receive an annual equity grant of RSUs equivalent to a value of $175,000, which resulted in a grant of 2,926 RSUs for 2023, except for the Chair of the Board who receives an annual equity grant of RSUs equivalent to the value of $250,000, which resulted in a grant of 4,180 RSUs for 2023. The volume-weighted average price of our common shares for the 20 trading days preceding the equity award grant date was used to determine the number of RSUs awarded. RSUs vest in full on the earlier of the first anniversary of the grant date or the next annual meeting of shareholders following the grant. Non-executive directors are permitted to elect to receive deferred RSUs which can be settled and delivered at the six-month anniversary following the termination of the director’s service or a specific pre-determined date.
Equity accumulation by our non-executive directors is encouraged, and we have share ownership guidelines, which are included in the Corporate Governance Policy. The guidelines require that each non-executive director, within five years of appointment to the Board, hold a number of vested and unvested shares of the Company having a value of at least five times the annual retainer fee. Although each director is in the five-year accumulation period, each director was in compliance, or on track to comply, with these guidelines at the end of 2023.
Mr. Dibowitz, an executive director, did not receive any additional compensation for his services as a director in 2023.

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Director Compensation
Director Compensation Table
The compensation paid to non-executive directors who served on our Board in 2023 is as follows:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	All Other Compensation ($)	Total ($)
Elizabeth D. Leykum	190,000	259,871	—	449,871
Dick Fagerstal	140,000	181,909	—	321,909
James W. Swent, III	130,000	181,909	—	311,909
Joseph Goldschmid	130,000	181,909	—	311,909
Deepak Munganahalli	120,000	181,909	—	301,909
Catherine J. Hughes	100,000	181,909	—	281,909
Kristian Johansen(2)	81,593	181,909	—	263,502
Gunnar Eliassen(2)	18,750	—	—	18,750
(1)The amounts disclosed in this column represent the aggregate grant date fair value of RSUs awarded to our directors during 2023. Grant date fair value for RSUs is measured using the closing price of our common shares on the grant date as described in “Note 10 Share Based Compensation” included in “Financial Statements and Supplementary Data” to our December 31, 2023 audited consolidated financial statements, included in our 2023 annual report.
Ms. Leykum, received an award of 4,180 RSUs as Chair of the Board. Each other director, except for Mr. Eliassen whose service on the Board ended prior to the grant of awards, received an award of 2,926 RSUs. The annual equity awards vest in full on the earlier of the first anniversary of the grant date or the next annual meeting of shareholders following the grant.
As of December 31, 2023, the vested shares and RSUs held by each non-executive director was as follows:

Name	Number of Vested Shares Held	Number of Non- Deferred RSUs Held	Number of Deferred RSUs Held(a)	Total
Elizabeth D. Leykum	25,983	10,533	—	36,516
Dick Fagerstal(b)	7,200	—	20,817	28,017
James W. Swent, III(c)	—	—	28,017	28,017
Joseph Goldschmid(d)	—	—	28,017	28,017
Deepak Munganahalli	20,150	7,867	—	28,017
Catherine J. Hughes	1,711	2,926	—	4,637
Kristian Johansen	—	2,926	—	2,926
(a)As mentioned above, non-executive directors are permitted to elect to defer settlement of RSUs until the six-month anniversary following the termination of the director’s service or a specific pre-determined date.
(b)12,950 of the 20,817 deferred RSUs held by Mr. Fagerstal have vested with 9,882 deferred to be settled until January 30, 2025 and 3,068 deferred to be settled on the six-months anniversary following his separation from the Board.
(c)20,150 of the 28,017 deferred RSUs held by Mr. Swent have vested but have been deferred to be settled on the six-months anniversary following his separation from the Board.
(d)20,150 of the 28,017 deferred RSUs held by Mr. Goldschmid have vested but have been deferred to be settled on the six-months anniversary following his separation from the Board.
No stock options were granted to our directors during 2023 nor held by our directors as of December 31, 2023.
(2)Mr. Johansen was elected to our Board on June 7, 2023. Mr. Eliassen's last day of Board service was June 7, 2023. The 2023 annual retainer fee paid to each of these directors was pro-rated for their partial service in 2023.

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Resolution 2: A non-binding advisory vote to approve the compensation of our named executive officers.

We are providing our shareholders with the opportunity to vote, on an advisory, non-binding basis, to approve the compensation of our named executive officers ("NEOs") for 2023, as disclosed in this proxy statement, including the compensation tables, and related narrative disclosures.
Our executive compensation program for 2023 was developed and overseen by the Board's Compensation Committee. We encourage our shareholders to closely review the “Compensation Discussion & Analysis” section below. Our compensation program is geared towards driving long-term, sustainable business performance. It is governed by the following key tenets:
•The compensation program was designed to be competitive within the drilling and oilfield services industries and equitable among various positions within the Company;
•The principal objectives of the compensation program are to attract, retain, motivate and reward the executives, managers and professionals that are essential to the Company’s short-term and long-term operational and financial success; and
•The compensation program was structured to promote the alignment of interests between management and our shareholders by ensuring that most of the compensation for the executive officers was variable and earned on the basis of short-term and long-term performance achievement of operational, financial (including stock price and total shareholder return) and sustainability goals (including spill prevention and personal and process safety) among others.
At the 2023 Annual General Meeting of Shareholders, our shareholders recommended, by advisory vote, a one-year frequency for future advisory votes to approve NEO compensation. Consistent with this recommendation, we are conducting an advisory vote to approve the compensation of our NEOs annually. The next advisory vote to approve the compensation of our NEOs is expected to occur at our 2025 Annual General Meeting of Shareholders.

The Board recommends that shareholders vote FOR the approval of the compensation of our NEOs.

With respect to the non-binding advisory vote on resolution 2, the result of the vote will not require our Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders and will carefully consider the outcome of the advisory vote on resolution 2.

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This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation philosophy, strategy, objectives and structure, and the actions taken by our Compensation Committee with respect to our NEOs. Our NEOs during 2023 were as follows:

Anton Dibowitz	Chris Weber	Gilles Luca	Matthew Lyne	Davor Vukadin
President and Chief Executive Officer	SVP and Chief Financial Officer	SVP and Chief Operating Officer	SVP and Chief Commercial Officer	SVP, General Counsel and Secretary

2023 Business Highlights
During 2023, we continued to execute our strategy of being focused, value driven and responsible in our decision making as we position Valaris to deliver significant earnings and cash flow growth over the next few years. In particular, we:
•Generated net income of $866.8 million (including tax benefit of $782.6 million), Adjusted EBITDA of $141.3 million and Adjusted EBITDAR of $301.1 million which adds back one-time reactivation costs to return rigs to a ready-to-work state from a preservation stacked state following a prolonged idle period. For reconciliations of GAAP and non-GAAP measures used here, see Appendix A of this proxy statement;
•Continued our track record of operational excellence, by delivering revenue efficiency of 96% and earned recognition by the Center for Offshore Safety with its 2023 Safety Leadership Award for the Valaris Basic Training program;
•Reactivated two drillships from preservation stack for multi-year contracts and have now completed five drillship reactivations since early 2022. We also progressed the reactivation of an additional drillship, which we expect to join the active fleet in 2024;
•Purchased and took delivery of our newbuild seventh-generation drillships VALARIS DS-13 and VALARIS DS-14 at highly attractive prices, creating additional operating leverage in our rig fleet;
•Awarded new contracts and extensions in 2023 with associated backlog of nearly $3 billion;
•Increased total contract backlog to nearly $4 billion as of February 15, 2024, representing a 59% increase from February 2023;
•Enhanced our capital structure by executing financing transactions, including refinancing our first lien senior secured notes with $700 million second lien senior secured notes, issuing $400 million in additional second lien senior secured notes and the addition of a $375 million revolving credit facility; and
•Repurchased $200 million of shares in 2023, representing 3 million shares or approximately 4% of the total outstanding share count and in February 2024 increased share repurchase authorization to $600 million from $300 million.

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Compensation Discussion and Analysis
Compensation Philosophy and Objectives
Our executive compensation philosophy is based on the principles of aligning compensation with the Company’s performance, creating long-term shareholder value and attracting and retaining top talent. Specifically, we design our compensation programs to accomplish the following primary objectives:
•Attract, retain and motivate highly qualified individuals capable of leading us to achieve our business goals;
•Place a substantial majority of our NEOs’ pay at risk and subject to the Company’s performance (pay-for-performance); and
•Ensure alignment with shareholders through an emphasis on long-term equity-based compensation and share ownership guidelines and associated holding requirements.
Consistent with these objectives, we deliver a majority of our executive compensation in the form of variable compensation tied to specific sustainability, financial, operational, and strategic team goals that are determined based on our business priorities and market conditions. These include safety and sustainability performance goals focused on personal safety, process safety and spill prevention performance measures.
Key Elements of Our Compensation Program
Executive officer compensation is composed of three principal components: base salary, annual cash bonuses under the Valaris Cash Incentive Plan (the "VCIP"), and long-term equity incentive awards under the Management Incentive Plan (the "MIP"), each of which contributes to the accomplishment of our compensation program objectives.

Element		Primary Goals of our Executive Compensation Program
		Attract/ Retain/ Motivate	Pay for Performance	Shareholder Alignment
Base Salary	•Provides a fixed, market level of base compensation	✓
Annual Bonus	•Provided under the VCIP •Earned based on achievement of specified annual sustainability, operational, financial and strategic team goals	✓	✓	✓
Long-Term Equity Incentives
•Executive officer awards are provided under the MIP through a combination of:
•Time-Based Restricted share units (“RSUs”); and
•Performance share units (“PSUs”)
•RSUs generally vest over a three-year period (with settlement of 2021 and 2022 RSUs deferred until the end of their respective vesting periods)
•PSUs are earned based on the attainment over a three-year performance period of challenging performance targets set by the Compensation Committee
		✓	✓	✓

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Compensation Discussion and Analysis
2023 Compensation Highlights

Annual equity award program introduced in 2023.
During 2021 and 2022, the equity awards granted to our NEOs consisted of emergence awards granted either in July 2021 following our emergence from bankruptcy or as part of the NEO’s compensation package in connection with such NEO's initial appointment as an executive officer. For 2023, the Compensation Committee shifted to a more standardized annual equity compensation program. In order to further align the interests of our NEOs with our shareholders, establish continued retention value, and to closer align our NEO compensation program with the general practice of our peer companies, the Compensation Committee granted annual equity awards consisting of RSUs (weighted 20%) and PSUs (weighted 80%). The 2023 RSUs feature backloaded vesting designed to encourage retention and vest one-third on December 31, 2024 and two-thirds on December 31, 2025, while the PSUs vest based on the Company’s absolute and relative total shareholder return (“TSR”) attainment over a three-year performance period ending December 31, 2025. These awards are discussed further below under “Elements of Our Executive Compensation Program – Long-Term Equity Incentive Awards.”
VCIP bonuses for 2023 earned at 92% of target.
To drive achievement of the Company’s near-term safety and sustainability, operational, financial and strategic priorities, the Company’s 2023 VCIP bonuses were earned based on achievement of annual personal and process safety, spill prevention, adjusted EBITDA, operating free cash flow, downtime performance and strategic team goals, as discussed further below under “Elements of Our Executive Compensation Program - VCIP Annual Bonus.” The Compensation Committee determined that such goals were achieved at an overall level of 92% of target.
Year 2 Strategic PSUs earned at 102% of target.
Of the PSUs previously granted to our NEOs in connection with our emergence or the NEO’s later appointment, 10% of the target award opportunity was allocated as “Strategic PSUs” with performance objectives to be established and assessed each year. In July 2023, the Compensation Committee assessed the achievement of the goals previously approved for the “Year 2 Strategic PSUs” (with a performance period of July 1, 2022 to June 30, 2023), which were tied to achieving and progressing the Company’s strategic pillars and Middle East strategy, optimizing the Company’s capital structure, and establishing sustainability functions, and determined that such goals were achieved at 102% of target. See “Elements of Our Executive Compensation Program - Long-Term Equity Incentive Awards - Year 2 Strategic PSU Achievement & Share Price PSU Attainment” below for a more detailed description of the factors considered by the Compensation Committee in determining such achievement.
Share Price PSUs achieved second hurdle.
Of the PSUs previously granted to our NEOs in connection with our emergence or the NEO’s later appointment, 70% of the target award opportunity was allocated as “Share Price PSUs,” which are earned from 0% to 150% based on the achievement of designated share price hurdles. In November 2022, after the Company’s stock price had traded at or above a $45 share price for 90 consecutive trading days, the initial 50% of the Share Price PSUs was earned. In February 2023, after the Company’s stock price had traded at or above a $55 share price for 90 consecutive trading days, an additional 50% of the Share Price PSUs was earned, resulting in an aggregate achievement of 100% of the Share Price PSUs. See “Elements of Our Executive Compensation Program - Long-Term Equity Incentive Awards - Year 2 Strategic PSU Achievement & Share Price PSU Attainment” below.

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Compensation Discussion and Analysis
Executive Compensation Best Practices
We employ the following best practices to appropriately align compensation with our program philosophy and objectives, promote good corporate governance and align shareholder and executive interests.

What We Do	What We Don’t Do

 Majority of pay at-risk
 Executive and director share ownership guidelines
 Minimum holding periods for equity awards
 Independent compensation consultant
 Annual compensation risk assessments
 Annual compensation benchmarking
 Clawback policy

 Permit the pledging of Company stock
 Permit the hedging of Company stock
 Excise tax gross-ups upon a change-in-control
 Guaranteed salary increases
 Excessive executive perquisites
 Single trigger cash severance benefits upon a change in control

Result of the 2023 Advisory Vote on Executive Compensation
At our 2023 Annual General Meeting of Shareholders, approximately 98% of votes cast were in favor of our executive compensation program. The Compensation Committee values shareholders’ input and takes it into consideration when reviewing our executive compensation program. As a result, the Compensation Committee believes that these results affirmed shareholder support of our approach to executive compensation and did not make any significant changes to our compensation program as a result of this advisory vote.
Roles of the Compensation Committee, Compensation Consultant and Management
The principal functions of our Compensation Committee, as set forth in its charter, are to:
•review and approve executive compensation independently or, with regard to our CEO, in conjunction with the non-executive members of the Board;
•review with management and approve any significant changes to the Company’s compensation structure and various benefit plans;
•oversee administration of the Company’s incentive-compensation and equity-based compensation plans, including the corporate goals and objectives applied to the compensation of the Company’s executives;
•oversee the administration of the Company’s clawback policy in consultation with the Audit Committee (other than with respect to the CEO and any other executive director), and review and recommend changes in the policy to the Board from time to time as appropriate;
•oversee compliance with SEC rules and regulations governing executive compensation; and
•periodically evaluate compensation for non-executive members of the Board and recommend any changes to our Board.
The Compensation Committee may delegate to one or more executive officers the authority to grant awards to employees other than executive officers, subject to applicable law and any limitations set forth in the applicable plans.
Many of the features of our executive compensation program were established, reviewed and approved by our Compensation Committee, in consultation with the Compensation Committee’s independent compensation consultant, Lyons, Benenson & Company Inc. (“LB&Co”).

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Compensation Discussion and Analysis
For 2023, LB&Co was engaged by the Compensation Committee to provide advice regarding:
•Compensation philosophy and best practices;
•Peer group composition;
•Risk assessment;
•Compensation program design; and
•Competitive compensation analyses for executive officers and non-executive directors.
LB&Co provided the Compensation Committee comparative market assessments of executive officer and non-executive director compensation levels, including information relative to compensation trends and prevailing practices. LB&Co regularly attends meetings of the Compensation Committee. The Compensation Committee also meets regularly in executive session with LB&Co outside the presence of management. LB&Co did not provide any services to the Company or management other than services requested by or with the approval of the Compensation Committee, and its services were limited to executive and non-executive director compensation consulting.
The Compensation Committee regularly reviews the services provided by its independent consultant and believes that LB&Co’s engagement did not raise any conflicts of interest. The Compensation Committee monitors the independence of its compensation consultant on a periodic basis.
The Compensation Committee also received information from management regarding (1) compensation trends, issues and recommendations and (2) management’s assessment of the achievement of strategic goals. Our CEO also provides his recommendations to the Compensation Committee with regard to the compensation levels for all other NEOs.
Compensation Benchmarking
We compete for executive-level talent with companies primarily in the energy industry, and in the drilling and oilfield services sector particularly. To provide guidance to the Compensation Committee, comparative pay data is obtained from several sources, including industry-specific surveys and compensation peer group data compiled by LB&Co. The Compensation Committee, with advice from LB&Co, annually reviews the composition of the peer group used for compensation benchmarking to ensure that it continues to provide an appropriate reference point in terms of the business focus and financial size of the constituent companies.
Our compensation peer group approved by the Compensation Committee in 2022 and used for purposes of evaluating 2023 pay levels included the following companies:

•ChampionX Corporation •Diamond Offshore Drilling, Inc. •Expro Group Holding, N.V. •Helmerich & Payne, Inc. •Kosmos Energy Ltd.	•Murphy Oil Corporation •Nabors Industries Ltd. •Noble Corporation plc •NOV Inc. •Oceaneering International, Inc.	•Patterson-UTI Energy, Inc. •Superior Energy Services, Inc. •Transocean Ltd. •Weatherford International plc
*    Companies marked in bold indicates companies added to the 2022 peer group. California Resources Corporation, Peabody Energy Corporation, Hess Corporation and Marathon Oil Corporation were removed after consideration of their business mix and/or financial size.
This group was selected based upon an evaluation of business mix, global footprint and relative financial size (primarily but not exclusively in terms of revenues and market capitalization). Included in the group are our closest direct competitors in the drilling market along with other comparably sized energy companies with similar global scale and at least some exposure to the offshore oil and natural gas market.

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Compensation Discussion and Analysis
Elements of Our Executive Compensation Program
Base Salary
Base salaries provide a fixed element of compensation designed to attract and retain our executive officers. The Compensation Committee reviews base salaries annually after considering various factors, including the base salaries of similar roles within our compensation peer group, internal pay equity and individual performance and job responsibilities. Following such review, the Compensation Committee did not make any changes to the base salaries of our NEOs in 2023.
The annual base salaries for our NEOs as of December 31, 2023 are shown below.

Named Executive Officer	2023 Salary
Anton Dibowitz	$950,000
Christopher Weber	$550,000
Gilles Luca	$550,000
Matthew Lyne(1)	$555,814
Davor Vukadin	$375,000
(1)Mr. Lyne resides in the UK and as such his base salary (£447,155) and VCIP awards are paid in GBP. For disclosure purposes in CD&A, his base salary and VCIP awards have been converted to USD using the exchange rate of 1.243, which represents the average exchange rate over 2023.
VCIP Annual Bonus
We provide annual cash incentive awards to our NEOs under the VCIP, based on the achievement of specified performance metrics that are aligned with the creation of shareholder value and emphasize our near-term strategic goals.

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Compensation Discussion and Analysis
Overall 2023 VCIP Performance
The following table sets forth the 2023 VCIP award performance metrics, weightings, and their respective results. The 2023 VCIP performance metrics generally remained the same as our 2022 VCIP program, except the Compensation Committee approved (i) slight modifications to the metric weightings to place a greater emphasis on strategic team goal achievement, and (ii) added operating free cash flow as an additional financial metric in light of the Company’s focus on growing profitability and preserving liquidity. As detailed in the table below, the overall 2023 VCIP bonus achievement was 92% of target.

Performance Measure	Performance Goals			2023 Actual Performance	Resulting % of Target Earned	X	Weighting	=	Weighted % of Target
	Threshold	Target	Maximum
Safety and Sustainability
Personal Safety	1.50	1.10	0.90	1.77	0.0%		10.0%		0.0%
Process Safety	0.15	0.10	0.05	0.04	200.0%		10.0%		20.0%
Spill Prevention Performance	0.60	0.40	0.20	0.36	120.0%		5.0%		6.0%
Financial
Adjusted EBITDA (millions)(1)	$160.0	$251.8	$315.0	$227.8	87.0%		20.0%		17.0%
Operating Free Cash Flow(2) (millions)	$19.0	$122.7	$203.7	$94.5	86.0%		20.0%		17.0%
Operational
Downtime (Jackup)	2.2%	1.7%	1.3%	1.8%	87.0%		5.0%		4.0%
Downtime (Floater)	5.0%	3.5%	3.0%	6.0%	0.0%		5.0%		0.0%
Strategic Team Goals(3)	50.0%	100.0%	200.0%	112.5%	112.5%		25.0%		28.0%
									92.0%
(1)For purposes of the 2023 VCIP, Adjusted EBITDA is calculated as net income from continuing operations before other income (expense), income tax benefit, depreciation, amortization of deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues, equity in earnings of ARO and significant non-recurring items and is adjusted for non-cash share-based compensation in excess of budgeted amounts and any expenses related to incentive compensation payouts in excess of the target amount contemplated in the budget.
At the discretion of the Compensation Committee, EBITDA results are subject to adjustment for material items that were not contemplated in the 2023 budget, such as the decision to reactivate one or more additional rigs. As such, 2023 EBITDA results were adjusted at the Committee’s discretion to exclude reactivation expenses of two drillships as these items were not previously contemplated in the budget, which was used to establish performance targets under the program.
(2)For purposes of the 2023 VCIP, operating free cash flow is calculated as Adjusted EBITDA (as described above) less reactivation expenses and less maintenance and upgrades capital expenditures.
(3)Despite achievement of the Strategic Team Goals at 137.5%, the Compensation Committee exercised negative discretion to reduce the "Responsible" Strategic Team Goal achievement to 0%, resulting in the reduction of percentage of target earned for the Strategic Team Goals to 112.5% in relation to the Company's safety performance. Please see "Performance Metrics - Strategic Team Goals" for more information about our 2023 Strategic Team Goals.

44	Valaris Limited	valaris.com

Compensation Discussion and Analysis
Individual 2023 VCIP Annual Bonus Payouts
The target 2023 award opportunity for each of our NEOs was set by the Compensation Committee in consultation with LB&Co. In January 2023, the Compensation Committee approved an increase in Mr. Vukadin’s target VCIP award, effective January 1, 2023, from 70% of his base salary to 90% of his base salary to align his award opportunity with the VCIP opportunities of our other executive officers. The target VCIP award opportunity for each of our other NEOs remained unchanged from 2022 target levels.
The individual VCIP target and final earned 2023 annual bonuses are set forth in the table below for each NEO.

Executive Officer	2023 Target VCIP Bonus (% of Salary)	2023 Target Opportunity ($)(1)	X	2023 VCIP Weighted Payout Percentage	=	2023 Annual Bonus
Anton Dibowitz	115%	$1,092,500		92%		$1,005,100
Christopher Weber	90%	$495,000		92%		$455,400
Gilles Luca	90%	$495,000		92%		$455,400
Matthew Lyne	90%	$500,233		92%		$460,214
Davor Vukadin	90%	$337,500		92%		$310,500
(1)Mr. Lyne’s target bonus opportunity was converted from British pounds to USD using the exchange rate of 1.243, which represents the average exchange rate over 2023.
Performance Metrics
A description of each of the 2023 performance metrics is set forth below. As described in more detail below, awards may be earned at 0% to 200% of their target award value, with straight-line interpolation for performance between each level:
•Below Threshold: 0%
•Threshold: 50%
•Target: 100%
•Maximum: 200%
EBITDA. EBITDA is one of the key financial metrics we use to align executive compensation with our financial performance and the creation of shareholder value. We include EBITDA because it is a commonly understood and utilized metric throughout the Company to reflect our financial performance.
Operating Free Cash Flow. For the 2023 VCIP, the Compensation Committee added operating free cash flow as an additional financial metric to measure Company performance. Operating free cash flow also places an emphasis on the Company’s core business operations.
Strategic Team Goals. Strategic team goals measure the achievement of pre-established company-wide goals designed to establish the foundation for achieving sustainable growth beyond the current year. The achievement of such strategic goals is determined by the Compensation Committee following the end of the performance period after evaluating management’s assessment of its own performance.
The Compensation Committee considered the following goals in assessing performance against this metric for each of the NEOs:

•Pillar 1 – “Focused”: Expand relationships within customer and basin prioritization framework, secure incremental backlog through rig reactivation contracts and continued focus on maximizing contract coverage for the active fleet.
•Pillar 2 – “Value Driven”: Identify and implement process improvement opportunities and improve the efficiency and flexibility of Valaris and ARO capital structures.
•Pillar 3 – “Responsible”: Develop emissions reduction targets and improve external sustainability profile among ratings agencies and customers; improve diversity, equity, and inclusion transparency and awareness.
•Values Goal – Increase employee’s development through personal development goals and Company leadership programs and improve employee engagement as demonstrated through employee participation.

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Compensation Discussion and Analysis
Safety (Personal and Process). We include safety metrics in our VCIP program to emphasize operational safety as a priority in our company culture. The personal safety metric is based on the Recordable Severity Rate, which applies a severity multiplier injury classification using guidelines set forth by the International Association of Drilling Contractors, an industry group for the drilling industry, for determining recordable injury classification and accounting for the aggregate number of occurrences of work-related injuries or illnesses for every 200,000 employee hours worked. The process safety metric focuses on preventing catastrophic events such as loss of well control, fire, or explosion. The metric is based on the Process Safety Rate, which is determined by taking into account the aggregate number of process safety events above a certain severity level for every 200,000 employee hours worked.
Spill Prevention Performance. We include a spill prevention performance metric in our VCIP program to align our strategic goals with objectives that are important to our communities and shareholders. This metric is based on measuring the volume of hydrocarbon and non-hydrocarbon discharge in the course of operations, normalized against 200,000 employee hours worked and considers the impact of the type of substance released. This approach recognizes that a larger spill volume of one type of material (such as brine) may not have the same impact as a smaller volume of a more hazardous material (such as hydrocarbons).
Downtime. The downtime metric is included in our 2023 VCIP as an incentive to achieve strong operational performance. Downtime measures refer to any period when one of our rigs is under contract but not operational due to equipment failure or other unplanned stoppages attributable to us, resulting in a reduced or zero day rate revenue. This is a key metric that measures our ability to efficiently monetize our assets and avoid costly contractual loss of revenue associated with downtime and includes both jackup and floater downtime. The weighting between jackup and floater downtime was 5% each.
See “Overall 2023 VCIP Performance” table above for our achievement during 2023 against each of these performance metrics, and the corresponding payout levels.
Long-Term Equity Incentive Awards
Our long-term incentive compensation program is designed to emphasize the retention of our executive talent and reward our NEOs for the achievement of long-term performance goals, aligning them with shareholder interests. During 2023, the Compensation Committee approved the following 2023 target equity award values for each our NEOs, excluding the emergence PSU awards approved for the strategic team goals for the third and final year of the performance period of July 1, 2023 through June 30, 2024 (the “Year 3 Strategic PSUs”), which are described further below. Of the total 2023 target equity award values approved, 20% were granted in the form of time-based RSUs and 80% were granted in the form of performance-based PSUs.

Named Executive Officer	2023 Target Long-Term Equity Award Value(1)
Anton Dibowitz	$3,265,000
Christopher Weber	$1,237,500
Gilles Luca	$1,237,500
Matthew Lyne	$1,237,500
Davor Vukadin	$665,500
(1)The target award values shown were used to calculate the number of RSUs and target number of PSUs granted to each NEO during 2023, which is different from the grant date fair values of such awards as determined under applicable accounting principles. For the accounting grant date fair value of 2023 long-term equity awards, see the “Grants of Plan-Based Awards Table” below.
2023 Equity Awards
Time-based RSUs. A total of 20% of the equity awards granted in 2023 were in the form of time-based RSUs that vest one-third on December 31, 2024 and two-thirds on December 31, 2025, generally subject to NEOs’ continued employment. The backloaded vesting design was intended to promote retention and shareholder alignment, while the 20% weighting ensures NEO equity compensation remains focused on pay for performance.
Performance-based RSUs. The remaining 80% of the equity awards granted in 2023 were in the form of PSUs that vest based on the Company’s achievement of absolute and relative total shareholder return (“TSR”) metrics over a three-year performance period from January 1, 2023 through December 31, 2025 (the "2023 TSR PSUs"). The relative TSR metric is measured against a performance peer group consisting of 21 companies, each of which has a similar business mix, global presence and/or financial size relative to Valaris. The Compensation Committee determined to utilize TSR as a performance metric to tie our NEOs’ compensation with the creation of long-term business growth and shareholder value. The final payout under the 2023 TSR PSUs can range from

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Compensation Discussion and Analysis
0% to 200% of the target 2023 TSR PSUs granted based on the Company’s cumulative three-year absolute and cumulative three-year relative TSR, as set forth in the table below.
The final payout of the 2023 TSR PSUs can range from 0% to 200% of the target 2023 TSR PSUs granted based on a payout matrix (detailed below) which specifically designates a payout percentage that would apply for certain tranches of absolute TSR achievement when coupled with designated levels of relative TSR achievement. For achievement between any of these tranches, the payout is interpolated on a straight-line basis.

Absolute TSR		Relative TSR Measured Against Performance Peer Group
Cumulative 3-Year
Low	High	1st Quartile	2nd Quartile (Low)	2nd Quartile (High)	3rd Quartile (Low)	3rd Quartile (High)	4th Quartile (Low)	4th Quartile (High)
≥72.79%		75.00%	75.01%	125.00%	150.01%	175.00%	175.01%	200.00%
≥52.10%	≥72.77°	50.00%	50.01%	75.00%	125.01%	150.00%	150.01%	175.00%
≥32.89%	≥52.09%	37.50%	37.51%	50.00%	100.01%	125.00%	125.01%	150.00%
≥15.72%	≥32.87%	25.00%	25.01%	37.50%	75.01%	100.00%	100.01%	125.00%
≥0.00%	≥15.70%	—%	0.01%	25.00%	50.01%	75.00%	75.01%	100.00%
-≥5.00%	-≥0.01%	—%	—%	—%	25.00%	50.00%	50.01%	75.00%
The performance peer group used to measure our relative performance for our 2023 TSR PSUs consisted of the following companies listed below. We have selected these companies as performance peers primarily due to similarity of business focus, capital structure and the fact they are competitors within the oil and gas industry. We consider our performance peers to be companies with whom we compete for capital from the equity market and which our shareholders might consider as alternative investments.

2023 PSU Peer Companies
Noble Corporation plc	Schlumberger N.V.
Transocean Ltd.	Halliburton Company
Seadrill Limited	Baker Hughes Company
Borr Drilling Limited	Weatherford International plc
Diamond Offshore Drilling Inc	NOV Inc.
Odfjell Drilling Ltd.	TechnipFMC plc
Shelf Drilling Ltd.	Expro Group Holdings N.V.
Helmerich & Payne, Inc.	Oceaneering International, Inc.
Patterson-UTI Energy, Inc.	Helix Energy Solutions Group, Inc.
Nabors Industries Ltd.	Dril-Quip, Inc.
Oil States International, Inc.	-
Year 2 Strategic PSU Achievement & Share Price PSU Attainment
In connection with our emergence from bankruptcy in April 2021 (or in connection with the later appointment of the applicable NEO), we granted each NEO PSUs which vest based on (1) designated share price hurdles whereby our closing stock price must equal or exceed certain market price targets for ninety consecutive trading days (the “Share Price PSUs”) (70%), (2) relative return on capital employed as compared to a specified peer group (20%), and (3) specified annual strategic goals as established by the Compensation Committee each year (the “Strategic PSUs”) (10%). The strategic team goals for the Strategic PSUs covering the July 1, 2022 through June 30, 2023 performance period (the “Year 2 Strategic PSUs”) were established by the Compensation Committee in July 2022. In July 2023, the Compensation Committee determined an achievement of 102% after considering a variety of factors including:
•the Company’s addition of nearly $3 billion of contract backlog, with a focus on filling gaps between contract periods and balancing contract utilization and dayrates;
•the Company’s progress on key finance-objectives, including enhancing its capital structure by refinancing its first lien senior secured notes with second lien senior secured notes and the addition of a revolving credit facility, and establishing a return of capital framework;

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Compensation Discussion and Analysis
•the Company’s progress in the Middle East, including progressing on newbuild financing; and
•the Company’s establishment of various sustainability initiatives and increase in employee engagement.
As a result, the following Year 2 Strategic PSUs were earned:

Executive Officer	Year 2 Target Strategic PSUs	X	2023 Achievement	=	Earned Year 2 Strategic PSUs
Anton Dibowitz	16,232		102%		16,557
Christopher Weber	3,048		102%		3,109
Gilles Luca	5,522		102%		5,632
Matthew Lyne	3,048		102%		3,109
Davor Vukadin	1,071		102%		1,092
In 2022, the Company attained the first $45 share price performance hurdle for the Share Price PSUs and as a result, 50% of the Share Price PSUs were earned. In February 2023, after the Company’s stock price had traded at or above a $55 share price for 90 consecutive trading days, an additional 50% of the Share Price PSUs were earned, resulting in an aggregate achievement of 100% of the Share Price PSUs. The Share Price PSUs earned during 2023 are reflected in the table below.

Executive Officer	Target Share Price PSUs	X	2023 Achievement	=	Earned Share Price PSUs
Anton Dibowitz	340,866		50%		170,433
Christopher Weber	42,668		50%		21,334
Gilles Luca	115,927		50%		57,964
Matthew Lyne	42,668		50%		21,334
Davor Vukadin	14,968		50%		7,484
These earned Strategic PSUs and Share Price PSUs remain outstanding and subject to time-based vesting requirements through the date the Compensation Committee certifies the final total number of earned PSUs after June 30, 2024.
Year 3 Strategic PSU Goals
The Year 3 Strategic PSUs were established by the Compensation Committee in July 2023. The goals were determined by the Compensation Committee in light of our achievements during 2022, our long-term strategic growth objectives and areas of value to our shareholders. The strategic goals for the Year 3 Strategic PSUs were set around advancing operational and safety compliance, achieving and progressing strategic milestones, backlog growth and strategies in certain key basins, evaluating corporate development opportunities and optimizing the Company's capital structure efficiency.
Other Compensation
Retirement Benefits
Our U.S.-based employees, including all NEOs other than Mr. Lyne, are eligible to participate in the Valaris Savings Plan (the "Savings Plan"). The Savings Plan is a tax-qualified 401(k) plan, pursuant to which participants may defer compensation on a tax favorable basis and receive employer matching contributions. For 2023, the matching contribution provided to all plan participants was 5% of eligible compensation deferrals, subject to applicable limits under the U.S. Internal Revenue Code of 1986, as amended.
Mr. Lyne participates in the Valaris UK Retirement Savings Plan. The Valaris UK Retirement Savings Plan allows eligible employees to make tax-deferred contributions to the plan and receive matching contributions. For 2023, the matching contribution provided for Mr. Lyne was equal to 5% of his eligible compensation deferrals.
Mr. Luca is a participant in a frozen Supplemental Executive Retirement Plan (the “SERP”). See "Pension Benefits" for additional information regarding the SERP.

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Compensation Discussion and Analysis
Perquisites and Other Personal Benefits
Consistent with our Compensation Committee’s philosophy, the only perquisites that NEOs typically receive are overseas allowances or expatriate reimbursements and certain tax preparation assistance given the global nature of our business.
A non-U.S. expatriate package was provided to Mr. Luca in connection with his re-location to Houston, Texas in August 2022, which was provided through December 2023. The main components of the allowances and reimbursements provided to Mr. Luca consisted of the following:
•Monthly housing allowance;
•Monthly transportation allowance; and
•Tax equalization on housing and transportation allowances.
Mr. Lyne also received reimbursements for his tax preparation services in the UK.
All such amounts provided during 2023 are included in the “Summary Compensation Table” and the footnotes to such table.
The Compensation Committee believes that the allowances and reimbursements are consistent with the philosophy and objectives of our executive compensation program, for the following reasons:
•They are primarily “make-whole” payments, not designed to increase wealth. They aim to keep the executive in the same financial position as if the executive had not been asked to relocate or if the executive received compensation from a foreign-based employer.
•They are consistent with expatriate packages paid to other employees at the Company and at other companies. We pay similar allowances to our other salaried employees and our peer group companies pay similar allowances and benefits to executives and salaried employees. The Company periodically reviews market data surrounding overseas allowances and reimbursements, allowing us to ensure that our allowances and reimbursements are in line with prevailing competitive practices.
•They promote stability among our executive management team, as the applicable executive may decide to take positions with companies based in or near their home jurisdiction if relocating (or working for foreign-based companies) would put them at a significant financial disadvantage.
Our perquisites remain subject to continued periodic review by the Compensation Committee to ensure that such payments are appropriate and remain consistent with prevailing competitive practices and the philosophy and objectives of our compensation program.

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Share Ownership Guidelines
Under our share ownership guidelines, which are intended to further encourage accumulation of share ownership, NEOs, within five years of being appointed to their position, are required to own shares having a value of at least:

CEO:	6x base salary
SVPs:	2x base salary
Vice Presidents:	1x base salary
Officers who are not in compliance with the ownership requirements under the guidelines are subject to a holding period for all equity interests of the Company he or she owns, except as required to satisfy tax withholding obligations, until compliance is achieved. The guidelines are included in our Corporate Governance Policy. All of our NEOs are currently within their initial five-year share ownership accumulation period.
Clawbacks and Award Disqualifications
In September 2023, we adopted the Valaris Limited Clawback Policy, which is intended to comply with the requirements of NYSE Listing Standard 303A.14 implementing Rule 10D-1 under the Securities Exchange Act of 1934, as amended. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. We also have award disqualification provisions in our VCIP pursuant to which the Compensation Committee may seek to reduce the size of cash incentive awards for executive officers who violate our Code of Business Conduct or engage in certain other misconduct, whether related to or outside the context of a financial restatement.
Hedging Policy
We have a Securities Trading Policy that specifically prohibits directors, NEOs and certain other employees from (1) engaging in short-sales of the Company’s shares, (2) engaging in any hedging transactions of any kind related to our securities, and (3) purchasing shares through a margin account. Due to the difficulty in monitoring compliance with a company-wide hedging prohibition and the relatively smaller share holdings of our employees generally, we do not prohibit hedging transactions by other employees that are not subject to the anti-hedging provisions of our Securities Trading Policy.
Pledging Policy
We have a policy prohibiting officers and directors from pledging Company shares. The Compensation Committee requires that the officers and directors confirm annually that they do not hold shares subject to a pledging arrangement. None of our officers or directors hold shares subject to a pledging arrangement.

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Other Executive Compensation Matters
Compensation Risk Assessment
The Compensation Committee carefully considers the relationship between risk and our overall compensation policies, programs and practices for executive officers and other employees. The Compensation Committee continually monitors the Company’s general compensation practices, specifically the design, administration and assessment of our incentive awards, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Compensation Committee paid particular attention to potential unintended consequences associated with the administration of the VCIP and MIP awards and their related measurement criteria and goals and determined that such goals and performance criteria did not encourage excessive risk-taking. Accordingly, the Compensation Committee, in consultation with LB&Co, determined that our compensation programs and policies do not encourage participation in high-risk activities that are reasonably likely to have a material adverse effect on the Company.

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The Compensation Committee has reviewed and discussed the CD&A for the year ended December 31, 2023 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s proxy statement on Schedule 14A for the 2024 Annual General Meeting of Shareholders and incorporated by reference into the Company's Form 10-K for the year ended December 31, 2023.
Submitted by the Compensation Committee:
Joseph Goldschmid, Chair
Catherine J. Hughes
Elizabeth D. Leykum
James W. Swent, III
April 9, 2024

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Summary Compensation Table
The table below summarizes the total compensation paid or awarded to each of our 2023 NEOs for the fiscal years ended December 31, 2023, 2022 and 2021. Messrs. Weber, Lyne, and Vukadin were not NEOs for the fiscal years ended December 31, 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and NQDC Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Anton Dibowitz President and Chief Executive Officer	2023	950,000	—	4,314,482	1,005,100	—	18,390	6,287,972
	2022	950,000	—	692,457	655,500	—	14,090	2,312,047
	2021	271,115	—	14,683,726	432,426	—	31,832	15,419,099
Christopher Weber Senior Vice President, Chief Financial Officer	2023	550,000	—	1,412,962	455,400	—	17,887	2,436,249
	2022	217,885	—	3,564,929	122,869	—	7,356	3,913,039
Gilles Luca Senior Vice President, Chief Operating Officer	2023	550,000	500,000	1,590,032	455,400	46,981	298,441	3,440,854
	2022	529,038	1,000,000	235,483	282,495	—	551,151	2,598,167
	2021	525,000	—	3,921,762	1,067,794	—	424,162	5,938,718
Matthew Lyne(7) Senior Vice President, Chief Commercial Officer	2023	555,814	—	1,412,962	460,214	—	14,140	2,443,130
	2022	149,161	—	3,209,617	81,146	—	14,651	3,454,575
Davor Vukadin Senior Vice President, General Counsel and Secretary	2023	375,000	—	719,062	310,500	—	15,946	1,420,508
	2022	321,462	197,500	1,760,048	116,939	—	10,841	2,406,790
(1)The amounts disclosed in this column, for all NEOs other than Mr. Lyne, include amounts voluntarily deferred under the Valaris Savings Plan, our tax-qualified 401(k) retirement plan. The amounts disclosed for Mr. Lyne include amounts deferred under the Valaris UK Retirement Savings Plan.
(2)Mr. Luca was awarded a $1,500,000 cash retention bonus in August 2021, which was paid in three $500,000 installments in July 2022, August 2022 and February 2023.
(3)The amounts disclosed in this column for 2023 represent the aggregate grant date fair value of RSUs and PSUs granted in 2023. The strategic goals for the Year 3 Strategic PSUs were established and deemed as granted for financial accounting purposes in 2023 and thus, the grant date fair value of Year 3 Strategic PSUs are also included in the amounts shown for 2023. See "Grant of Plan-Based awards" table for additional information regarding the RSUs and PSUs granted in 2023.
The grant date fair value of RSU and PSU awards are measured using the market value of our shares on the date of grant and for the PSUs include the estimated probable payout on the date of grant, respectively, as described in “Note 10 Share Based Compensation” included in “Financial Statements and Supplementary Data” to our 2023 Annual Report. See the “Long-Term Equity Incentive Awards” section of CD&A for additional information.
The grant-date fair values per unit for the 2023 RSUs and Year 3 Strategic PSUs were equal to the closing price of the Company's common shares on the respective grant dates, which were (i) $64.63 per share on March 10, 2023 for the 2023 RSUs and (ii) $71.63 per share on July 18, 2023 for the Year 3 Strategic PSUs.
The 2023 TSR PSUs were valued on the date of grant, March 10, 2023, using a Monte Carlo simulation, which included assumptions related to expected price volatility, the risk free interest rate and expected dividend yield as follows:

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Executive Compensation

Valuation Assumptions
Expected Price Volatility	60%
Expected Dividend Yield	—
Risk Free Interest Rate	4.32%
Fair Value per Stock Price PSU	$59.28
While the Summary Compensation Table represents the grant-date fair value of the PSUs granted based on the probable outcome of performance achievement of grant, if the maximum level of payout were to be achieved by our NEOs, the aggregate value of the 2023 TSR PSUs and Year 3 Strategic PSUs reported for 2023 based on the closing price on the date of grant would be as follows:

Name	Grant Date Fair Value at Maximum ($)
Anton Dibowitz	7,144,401
Christopher Weber	2,374,324
Gilles Luca	2,639,928
Matthew Lyne	2,374,324
Davor Vukadin	1,215,637
(4)The amounts disclosed in this column for 2023 represent bonuses earned for the 2023 plan year pursuant to the VCIP. Although the amounts for the 2023 VCIP were not paid until 2024, amounts shown in the 2023 column, include the bonuses earned for services during that year. See the “VCIP Annual Bonus” section of CD&A for additional information regarding our 2023 VCIP.
(5)Represents the change in present value of accumulated benefits under the SERP. See "Pension Benefits" for additional information regarding the SERP. The Company qualified as a "smaller reporting company" under SEC rules during the year ending December 31, 2021 and was not required to disclose amounts in this column for that year.
(6)The amounts disclosed in this column for 2023 represent all other compensation as follows:

Name	Overseas Allowances ($)(a)	Group Term Life Insurance ($)(b)	Defined Contribution Savings Plans ($)(c)	Other ($)(d)	Total ($)
Anton Dibowitz	—	1,890	16,500	—	18,390
Christopher Weber	—	1,387	16,500	—	17,887
Gilles Luca	274,183	1,386	16,500	6,372	298,441
Matthew Lyne	—	2,635	11,505	—	14,140
Davor Vukadin	—	946	15,000	—	15,946
(a)Overseas allowances and reimbursements paid to Mr. Luca included the following and are described in the “Other Compensation – Perquisites and Other Personal Benefits” section in CD&A:

Name	Housing Allowance ($)	Tax Equalization ($)	Transportation Allowance ($)	Other Relocation Expenses ($)	Total ($)
Gilles Luca	48,000	176,279	7,200	42,704	274,183
(b)The amounts disclosed in this column represent the group term life insurance premiums paid for each NEO.
(c)The amounts disclosed in this column represent Company matching contributions paid into each NEO’s Savings Plan account for all NEOs except for Mr. Lyne. For Mr. Lyne, the amount disclosed represents Company matching contributions paid into the UK Retirement Savings Plan.
(d)Other compensation paid to Mr. Luca in this column represents the reimbursement of tax preparation fees.
(7)Mr. Lyne resides in the UK and his base salary, VCIP award and amounts reflected in "all other compensation" were paid in GBP. These values have been converted to USD using the exchange rate of 1.243 for 2023, which represents the average exchange rate during 2023.

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Executive Compensation
Grants of Plan-Based Awards Table
The table below contains information regarding VCIP annual bonus opportunities and RSU and PSU awards granted to our NEOs during the fiscal year ended December 31, 2023:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of shares of stock or units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anton Dibowitz	N/A	546,250	1,092,500	2,185,000	—	—	—	—	—
	3/10/2023	—	—	—	—	41,779	83,558	—	2,476,659
	3/10/2023	—	—	—	—	—	—	10,446	675,125
	7/18/2023	—	—	—	8,116	16,232	24,348	—	1,162,698
Christopher Weber	N/A	247,500	495,000	990,000	—	—	—	—	—
	3/10/2023	—	—	—	—	15,835	31,670	—	938,699
	3/10/2023	—	—	—	—	—	—	3,960	255,935
	7/18/2023	—	—	—	1,524	3,048	4,572	—	218,328
Gilles Luca	N/A	247,500	495,000	990,000	—	—	—	—	—
	3/10/2023	—	—	—	—	15,835	31,670	—	938,699
	3/10/2023	—	—	—	—	—	—	3,960	255,935
	7/18/2023	—	—	—	2,760	5,520	8,280	—	395,398
Matthew Lyne	N/A	250,116	500,233	1,000,465	—	—	—	—	—
	3/10/2023	—	—	—	—	15,835	31,670	—	938,699
	3/10/2023	—	—	—	—	—	—	3,960	255,935
	7/18/2023	—	—	—	1,524	3,048	4,572	—	218,328
Davor Vukadin	N/A	168,750	337,500	675,000	—	—	—	—	—
	3/10/2023	—	—	—	—	8,516	17,032	—	504,828
	3/10/2023	—	—	—	—	—	—	2,130	137,662
	7/18/2023	—	—	—	535	1,069	1,604	—	76,572
(1)The amounts disclosed in these columns represent the threshold, target and maximum potential payouts based upon the achievement of performance goals under the 2023 VCIP. The amounts earned by our NEOs under the 2023 VCIP are reflected in the "Non-Equity Incentive Plan Compensation" column of the “Summary Compensation Table.” Mr. Lyne’s threshold, target and maximum award opportunities were converted from GBP to USD using the exchange rate of 1.243, which represents the average exchange rate over 2023.
(2)The amounts disclosed in these columns represent the threshold, target and maximum number of PSUs for the Year 3 Strategic PSUs that were deemed granted on July 18, 2023 for financial accounting purpose, and the target and maximum number of PSUs for the 2023 TSR PSU awards which were granted on March 10, 2023. The final payout of the 2023 TSR PSUs can range from 0% to 200% of the target PSUs granted with interpolation beginning at a 0% payout; thus, the 2023 TSR PSUs do not have a threshold payout. See the “Long-Term Equity Incentive Awards” section of CD&A for additional information.
(3)The amounts disclosed in this column reflect the number of time-based RSUs granted to each NEO during 2023.
(4)Amounts in this column represent the aggregate grant date fair value of the RSUs, 2023 TSR PSUs, and the Year 3 Strategic PSUs, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation, please see “Note 10 Share Based Compensation” included in “Financial Statements and Supplementary Data” to our 2023 Annual Report.

valaris.com	2024 Proxy Statement	55

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding the unvested RSU and PSU awards held by our NEOs as of December 31, 2023.

	Share Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Anton Dibowitz	7/1/2021	4,310	(3)	295,537	—		—
	12/8/2021	34,435	(4)	2,361,208	—		—
	12/8/2021	340,866	(5)	23,373,182	—		—
	12/8/2021	16,557	(6)	1,135,313	—		—
	12/8/2021	—		—	170,433	(10)	11,686,591
	12/8/2021	—		—	97,390	(11)	6,678,032
	7/19/2022	16,557	(7)	1,135,313	—		—
	3/10/2023	10,446	(8)	716,282	—		—
	3/10/2023	—		—	41,779	(12)	2,864,786
	7/18/2023	—		—	16,232	(13)	1,113,028
Christopher Weber	8/3/2022	7,620	(4)	522,503	—		—
	8/3/2022	42,668	(5)	2,925,745	—		—
	8/3/2022	3,109	(7)	213,184	—		—
	8/3/2022	—		—	21,334	(10)	1,462,872
	8/3/2022	—		—	12,191	(11)	835,937
	3/10/2023	3,960	(8)	271,537	—		—
	3/10/2023	—		—	15,835	(12)	1,085,806
	7/18/2023	—		—	3,048	(13)	209,001
Gilles Luca	7/19/2021	13,801	(4)	946,335	—		—
	7/19/2021	115,927	(5)	7,949,114	—		—
	7/19/2021	5,632	(6)	386,186	—		—
	7/19/2021	—		—	57,964	(10)	3,974,591
	7/19/2021	—		—	33,122	(11)	2,271,176
	7/19/2022	5,632	(7)	386,186	—		—
	3/10/2023	3,960	(8)	271,537	—		—
	3/10/2023	—		—	15,835	(12)	1,085,806
	7/18/2023	—		—	5,520	(13)	378,506
Matthew Lyne	9/26/2022	7,620	(4)	522,503	—		—
	9/26/2022	42,668	(5)	2,925,745	—		—
	9/26/2022	3,109	(7)	213,184	—		—
	9/26/2022	—		—	21,334	(10)	1,462,872
	9/26/2022	—		—	12,191	(11)	835,937
	3/10/2023	3,960	(8)	271,537	—		—
	3/10/2023	—		—	15,835	(12)	1,085,806
	7/18/2023	—		—	3,048	(13)	209,001

56	Valaris Limited	valaris.com

Executive Compensation

Davor Vukadin	7/19/2021	3,205	(9)	219,767	—		—
	6/1/2022	2,406	(4)	164,979	—		—
	6/1/2022	14,968	(5)	1,026,356	—		—
	6/1/2022	1,092	(7)	74,878	—		—
	6/1/2022	—		—	7,484	(10)	513,178
	6/1/2022	—		—	4,276	(11)	293,205
	3/10/2023	2,130	(8)	146,054	—		—
	3/10/2023	—		—	8,516	(12)	583,942
	7/18/2023	—		—	1,069	(13)	73,301
(1)Value is based on the closing price of our common shares on December 29, 2023, the last trading day of 2023, of $68.57.
(2)Represents the 2021 and 2022 PSU grants, which vest and are payable from 0% to 150% of the target units granted, and the 2023 PSU grants, which vest and are payable from 0% to 200% of the target units granted. These awards are subject to attainment of the applicable performance objectives.
(3)Emergence director award that vests on June 15, 2024.
(4)Vests on July 19, 2024, with settlement of all previously vested units of this award deferred until after July 19, 2024.
(5)Represents the Share Price PSUs which were earned during 2022 and 2023. In 2022, these awards were earned at 50% of the target number of units granted after our common shares had a closing price of $45 or more for 90 consecutive trading days. In 2023, an additional 50% of target units were earned after our common shares had a closing price of $55 or more for 90 consecutive trading days. These earned awards will not vest until after the June 30, 2024 completion date of the three-year service period.
(6)Represents the Strategic PSUs covering the July 1, 2021 through June 30, 2022 performance period, which were earned during 2022, but will not vest until after the June 30, 2024 completion date of the three-year service period.
(7)Represents the Year 2 Strategic PSUs which were earned during 2023, but will not vest until after the June 30, 2024 completion date of the three-year service period.
(8)Vests in two installments with one-third vesting on December 31, 2024 and two-thirds vesting on December 31, 2025.
(9)Vests on July 19, 2024.
(10)Represents unearned Share Price PSUs, for which amounts reflect the number of units that are eligible to be earned upon the achievement of $75 closing common share price for at least 90 consecutive trading days (representing the remaining incremental 50% of the target number of units granted), following a three-year performance period that ends June 30, 2024.
(11)Represents unearned PSUs granted in 2021 or 2022 that vest based on achievement of relative return on capital employed ("ROCE") metrics, for which amounts reflect the target number of units, the next level above threshold, based on performance estimated through December 31, 2023. Awards may vest at 0% to 150% of the target number of units granted following a three-year performance period that ends June 30, 2024.
(12)Represents unearned 2023 TSR PSUs, for which amounts reflect the target number of units, the next level above threshold, based on performance estimated through December 31, 2023. Awards may vest at 0% to 200% of the target number of units granted following a three-year performance period that ends December 31, 2025.
(13)Represents unearned Year 3 Strategic PSUs, for which amounts reflect the target number of units, the next level above threshold, based on performance estimated through December 31, 2023. Awards may vest at 0% to 150% of the target number of units granted following a three-year performance period that ends June 30, 2024.

valaris.com	2024 Proxy Statement	57

Executive Compensation
Shares Vested Table
The following table sets forth information regarding RSUs that vested during the year ended December 31, 2023, including certain vested RSUs that remain subject to deferred settlement features as described under “Nonqualified Deferred Compensation” below. The share award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the share awards vested. No stock options were granted to or exercised by our NEOs during 2023, and there were no stock options held by any NEOs as of December 31, 2023.

	Share Awards
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anton Dibowitz(1)	38,744	2,741,539
Christopher Weber(2)	7,620	551,155
Gilles Luca(2)	13,801	998,226
Matthew Lyne(2)	7,620	551,155
Davor Vukadin(3)	5,611	405,844
(1)The settlement of 34,434 of the 38,744 vested shares for Mr. Dibowitz has been deferred until after July 19, 2024. Of those deferred vested shares, 1,038 were withheld to satisfy tax obligations.
(2)The settlement of all of Messrs. Weber, Luca and Lyne vested shares has been deferred until after July 19, 2024. Of those deferred vested shares, 230 and 416 were withheld to satisfy tax obligations for Messrs. Weber and Luca, respectively.
(3)The settlement of 2,406 of the 5,611 vested shares for Mr. Vukadin has been deferred until after July 19, 2024. Of those deferred vested shares, 73 were withheld to satisfy tax obligations.
Pension Benefits
Supplemental Executive Retirement Plans
We maintain a frozen Supplemental Executive Retirement Plan (the "SERP"), which prior to July 1, 2021 was not designated as a defined benefit plan. The SERP is a tax-deferred savings plan originally established for certain highly-compensated employees, including the NEOs, to permit participants to defer amounts in excess of the limitations imposed by the U.S. Internal Revenue Code on deferrals under our Savings Plan. The SERP was frozen to the entry of new participants in November 2019 and to future compensation deferrals as of January 1, 2020. Effective July 1, 2021, the SERP was amended to provide for quarterly credits of an interest equivalent based upon the rate of interest paid on ten-year United States treasury notes in November of the immediately preceding calendar year and the participant’s plan balances as of the first day of such quarter. Only Mr. Luca is a participant in the SERP and currently receives such quarterly credits.
None of the NEOs made any contributions to or received any withdrawals or distributions from the SERP during 2023.

58	Valaris Limited	valaris.com

Executive Compensation
Pension Benefits Table
The table below shows the present value of accumulated defined benefit pension benefits for Mr. Luca at December 31, 2023. We have provided the present value of accumulated benefits at December 31, 2023 using a discount rate of 4.79% for the SERP.

	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Gilles Luca	SERP	15	579,645	—
(1)Years of credited service for Mr. Luca differ from actual years of service based on the date he satisfied the participation requirements under the SERP and when the SERP was frozen. Actual years of service with Valaris or its predecessor company for Mr. Luca is 27 years. These differences did not result in any increased benefits for Mr. Luca.
(2)The pension liabilities are based upon actuarial computations that reflect our assumptions about future events, including long-term asset returns, interest rates, annual compensation increases, mortality rates and other factors. A discussion of assumptions is set forth in "Note 11 Pension and Other Postretirement Benefits” included in “Financial Statements and Supplementary Data” to our December 31, 2023 audited consolidated financial statements and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Management Estimates – Pension and Other Postretirement Benefits” in our 2023 Annual Report.
Nonqualified Deferred Compensation Table
One-third of the time-based RSUs granted to each of Messrs. Dibowitz and Luca in 2021, one-half of the time-based RSUs granted to each of Messrs. Weber and Lyne in 2022 and 45% of the time-based RSUs granted to Mr. Vukadin in 2022 vested on July 19, 2023. Although fully vested, such RSUs are subject to deferred settlement and will not be paid until the date the Compensation Committee certifies the final total number of earned PSUs after June 30, 2024, which we expect will occur in the third quarter of 2024. Such awards are treated as non-qualified deferred compensation under the SEC’s disclosure rules.
Nonqualified Deferred Compensation Table for the Year Ended December 31, 2023.

Name	Executive Contributions in 2023 ($)(1)	Registrant Contributions in 2023 ($)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)(3)
Anton Dibowitz	2,415,533	—	737,018	—	4,572,774
Christopher Weber	534,519	—	(27,787)	—	506,732
Gilles Luca	968,137	—	307,259	—	1,864,147
Matthew Lyne	551,155	—	(28,652)	—	522,503
Davor Vukadin	168,746	—	4,642	—	195,473
(1)The amounts disclosed in this column represent the value, as of the vesting date, of time-based RSUs which vested during 2023, but for which settlement has been deferred, net of shares issued and withheld for taxes.
(2)The amounts disclosed in this column represent the change in fair value from the vesting date to December 31, 2023 of time-based RSUs which vested during 2023 or in a prior year but for which settlement has been deferred. No amounts with respect to deferred RSUs or earnings have been included in the 2023 Summary Compensation Table because such earnings do not represent above market earnings.
(3)The amounts disclosed in this column represent the aggregate value of all deferred RSUs as of December 31, 2023. The grant date fair value of the deferred RSUs were previously included in the Summary Compensation Table in prior fiscal years for each NEO.

valaris.com	2024 Proxy Statement	59

Executive Compensation
Potential Payments Upon Termination or Change in Control
Our NEOs are eligible to receive various payments under agreements entered into with the Company or severance plans sponsored by the Company. See “Other Compensation – Employment Agreements and Severance Plan” section of CD&A for a description of such agreements and plans.
For the RSUs granted to all of our NEOs, except for Mr. Vukadin’s emergence RSU grant, such RSUs are subject to full acceleration in the event of a change in control and pro-rata vesting in the event of a termination without cause, resignation for specific good reason events, retirement that occurs at least 12 months following the date of grant, death or disability. Even if an event occurs that waives the continued service vesting requirement, settlement of the emergence 2021 and 2022 RSUs (which require deferred settlement) is not accelerated, except in the case of a change in control, retirement, or death. For Mr. Vukadin’s emergence RSUs, such RSUs are subject to the same acceleration provisions as for the other NEOs, except such RSU awards do not provide for any acceleration upon a resignation for good reason and do not include a requirement that any retirement occur at least 12 months after the grant date.
For all of the PSUs granted to our NEOs, such PSUs will vest upon a change in control, to the extent earned, based on achievement of the applicable performance objectives through such change in control event. In addition, a pro-rata portion of the PSUs will remain outstanding and eligible to vest based on actual performance over the full performance period in the event of a termination without cause, resignation for certain good reason events, retirement that occurs at least 12 months following the date of grant, death or disability. See “Long-Term Equity Incentive Awards” section of CD&A for additional information regarding such awards.
The following tables reflect the amount of compensation that would be paid to each of our NEOs in the event of a termination of the NEO’s employment under various scenarios or a change in control. The amounts shown assume that such trigger event took place on December 31, 2023 and that the price per share of our common stock is equal to the closing price of our common shares on December 29, 2023, the last trading day of 2023, of $68.57.

Name	Death or Disability ($)	Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control ($)	Change in Control ($)
Anton Dibowitz
Salary and Bonus Severance	1,092,500	5,177,500	5,177,500	N/A
Benefits Continuation	N/A	25,459	25,459	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	35,000	35,000	N/A
Accelerated Vesting of Equity Awards(1)	34,711,022	34,711,022	43,281,933	43,281,933
Total	35,803,522	39,948,981	48,519,892	43,281,933
Christopher Weber
Salary and Bonus Severance	N/A	1,540,000	1,540,000	N/A
Benefits Continuation	N/A	18,107	18,107	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000	45,000	N/A
Accelerated Vesting of Equity Awards(1)	4,209,600	4,209,600	6,377,147	6,377,147
Total	4,209,600	5,812,707	7,980,254	6,377,147
Gilles Luca
Salary and Bonus Severance	N/A	1,540,000	1,540,000	N/A
Benefits Continuation	N/A	18,107	18,107	N/A

60	Valaris Limited	valaris.com

Executive Compensation

Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000		45,000	N/A
Accelerated Vesting of Equity Awards(1)	12,139,837	12,139,937		15,188,804	15,188,804
Total	12,139,837	13,743,044		16,791,911	15,188,804
Matthew Lyne
Salary and Bonus Severance(2)	N/A	1,556,279		1,556,279	N/A
Benefits Continuation(2)	N/A	668		668	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000		45,000	N/A
Accelerated Vesting of Equity Awards(1)	4,077,947	4,077,947		6,377,147	6,377,147
Total	4,077,947	5,679,894		7,979,094	6,377,147
Davor Vukadin
Salary and Bonus Severance	N/A	1,050,000		1,050,000	N/A
Benefits Continuation	N/A	16,973		16,973	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000		45,000	N/A
Accelerated Vesting of Equity Awards(1)	1,677,605	1,677,605	(3)	2,710,641	2,710,641
Total	1,677,605	2,789,578		3,822,614	2,710,641
(1)The amounts disclosed in these rows assume the acceleration of the Relative ROCE PSUs and 2023 TSR PSUs at target because such awards accelerate based on actual achievement of the applicable performance metrics. Unvested Share Price PSUs are not included because the applicable share price hurdles had not been achieved as of December 31, 2023.
(2)These values have been converted to USD from British pounds using the exchange rate of 1.243, which represents the average exchange rate over 2023.
(3)The amount disclosed includes 1,335 RSUs valued at approximately $91,541 as of December 31, 2023 for which vesting is not accelerated upon resignation for good reason. These relate to awards granted to Mr. Vukadin in 2021.
Termination or Change in Control Payments and Benefits
Mr. Dibowitz’s Employment Agreement
Pursuant to the Dibowitz Employment Agreement, if Mr. Dibowitz is terminated without Cause or resigns for Good Reason (each as defined in the Dibowitz Employment Agreement), subject to execution of a customary release, Mr. Dibowitz would be entitled to: (1) a severance payment equal to two times the sum of his base salary and target annual bonus, (2) a pro-rated target annual bonus for the year of termination, (3) 18 months of subsidized health continuation coverage, (4) up to 12 months of outplacement services and (5) reimbursement of certain legal fees incurred in connection with negotiation of such release. The Dibowitz Employment Agreement also includes customary confidentiality, non-competition, non-solicitation, non-disparagement and invention assignment covenants. If Mr. Dibowitz is terminated due to death or Disability (as defined in the Dibowitz Employment Agreement), Mr. Dibowitz would be entitled to a pro-rated target annual bonus for the year of termination. Mr. Dibowitz does not participate in any other severance plan.
Matthew Lyne's Employment Agreement
In connection with Mr. Lyne’s appointment as our SVP and CCO, he entered into an employment agreement with Ensco Services Limited (the “Lyne Employment Agreement”). Under the Lyne Employment Agreement, Mr. Lyne is entitled to (1) an annual base salary of £447,155, (2) a target annual bonus of 90% of his base salary, (3) an initial equity award with a target value of $4,125,000 (see “Long-Term Equity Incentive Awards” above for his current long-term equity target value), and (4) participation in a retirement plan pursuant to which the Company will make contributions equal to 5% of his base salary. In addition, he is also eligible to receive reimbursement of reasonable accounting costs associated with (1) tax preparation services in the UK, and (2) the resolution of any tax disputes that may result from payments received in connection with his employment.

valaris.com	2024 Proxy Statement	61

Executive Compensation
The Lyne Employment Agreement also includes customary confidentiality and invention assignment covenants. Pursuant to the Lyne Employment Agreement, six months prior notice is required to terminate his employment (and in case of the Company, the Company may provide a payment in lieu thereof equal to his base salary over such notice period), unless the termination is for Cause (as defined in the Lyne Employment Agreement) or for his absence from work due to illness or injury for at least six months.
Mr. Lyne is also eligible to participate in the Executive Severance Plan and entitled to receive any benefits thereunder subject to his execution of a settlement agreement (in lieu of the release required under the Executive Severance Plan). In the event of his termination for Good Reason (as defined in the Executive Severance Plan) he will not be required to provide six months’ notice of termination but will instead follow the procedure set out in the Executive Severance Plan. Any severance benefits under the Executive Severance Plan will be inclusive of any payments he would otherwise be entitled to, including any payment in lieu of his notice period. The definition of “Disability” for the purposes of the Executive Severance Plan would also be satisfied for him if he is unable to perform his duties due to illness or injury for more than six months.
Executive Severance Plan
Messrs. Weber, Luca, Lyne and Vukadin participate in the Executive Severance Plan, which was amended and restated as of April 30, 2021. Pursuant to the Executive Severance Plan, if terminated by Valaris without Cause or by the executive for Good Reason (each as defined in the Executive Severance Plan), subject to execution of a customary release, the executives would be entitled to (1) a severance payment equal to the sum of their base salary and target annual bonus, (2) a target bonus for the performance period in which termination occurs, (3) 12 months of subsidized health continuation coverage, (4) subject to any overriding terms in any grant agreement (including the emergence equity award agreements), accelerated vesting of time-based incentive awards and pro-rated accelerated vesting of performance-based incentive awards based on actual results realized over the performance period, (5) up to 12 months of outplacement services and (6) reimbursement of certain legal fees incurred in connection with negotiation of such release. Vesting of the RSUs and PSUs upon a change of control, a termination without cause, a resignation for good reason or a qualifying retirement is described under "Potential Payments Upon Termination of Change in Control" above.
Mr. Luca’s Change in Control Severance Agreement
Mr. Luca is a party to the Luca CIC Agreement, which was previously entered into with Ensco plc. Under the terms of the Luca CIC Agreement, if a change in control occurs and Mr. Luca’s employment is terminated (1) without Cause or for Good Reason (each as defined in the Luca CIC Agreement) during the three months preceding the change in control, or (2) for any reason other than by him without Good Reason or by the Company for Cause during the 12 months following the change in control, subject to his execution of a customary release, he will be entitled to a severance payment equal to: (1) his highest annual base salary in effect at any time within 12 months preceding the change in control, and (2) his target annual bonus for the change in control year. Mr. Luca will also be entitled to one year of subsidized health continuation coverage. The Luca CIC Agreement also includes customary confidentiality and non-disparagement covenants. Upon a qualifying termination, Mr. Luca would be eligible to receive the greater of the benefits provided under the Luca CIC Agreement and the Executive Severance Plan.
CEO Pay Ratio
We determined that, for the year ended December 31, 2023, (1) the annual total compensation of our "median employee" was $104,002; (2) the annual total compensation of our CEO as reported in the Summary Compensation Table was $6,287,972; and (3) the ratio of these amounts was 1-to-60.
To identify the median employee, we used the annual base salary for all employees as of December 31, 2023, using the approach described below:
We determined that, as of December 31, 2023, our employee population consisted of approximately 4,300 individuals.
Our median employee was identified based on our worldwide employee population, without regard to their location, compensation arrangements, or whether such employees were full-time, part-time, seasonal or temporary workers.

62	Valaris Limited	valaris.com

Executive Compensation
Annual base salary was defined as the fixed portion of each employee's compensation arrangements that is paid without regard to our financial or operational performance in a given year. We gathered the requisite information applying this compensation measure with respect to our employees using the 12-month period ending December 31, 2023.
We annualized the compensation of all permanent employees who were hired in 2023 but did not work for us or our consolidated subsidiaries for the entire fiscal year, but did not annualize the compensation of any part-time or seasonal employee.
We did not make any cost-of-living adjustments in identifying the median employee.
Using this methodology, we then selected the median employee and calculated the median employee's total annual compensation in the same manner as we calculate the total compensation of our NEOs for purposes of the Summary Compensation Table.
Given the global distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. We believe that annual base salary is an appropriate, consistently applied compensation measure that provides a reasonable estimate of our pay ratio calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to CD&A above.

Year	Summary compensation table total for Mr. Dibowitz(1)	Compensation actually paid to Mr. Dibowitz(2)	Summary compensation table total for Mr. Burke(1)	Compensation actually paid to Mr. Burke(2)	Average summary compensation table total for non-PEO NEOs(1)(3)	Average compensation actually paid to non-PEO NEOs(3)(4)	Value of initial fixed $100 investment based on:		Net income (loss) (millions) (7)	Stock Price (8)
							Total shareholder return(5)	Peer group total shareholder return(6)
2023	6,287,972	1,905,370	—	—	2,435,185	1,749,754	289.30	168.40	866.8	68.57
2022	2,312,047	29,557,102	—	—	2,678,633	5,707,378	285.30	160.70	181.8	67.62
2021	15,419,099	18,405,019	18,487,913	7,600,866	4,949,709	3,779,743	151.90	96.50	(4,487.4)	36.00
2020	—	—	7,567,090	2,677,182	4,339,194	3,744,156	N/A	N/A	(4,857.6)	N/A
(1)Reflects the "Total" compensation reported in the Summary Compensation Table for Messrs. Dibowitz and Burke or the non-principal executive officer ("PEO") NEOs, as appropriate, in the applicable year.
(2)The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year, but rather primarily reflect the change in value of outstanding equity awards for each year. The dollar amounts reported represent the amount of “compensation actually paid” to our PEO for each applicable year, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with SEC rules, the following adjustments were made to total compensation to determine the 2023 compensation actually paid:

valaris.com	2024 Proxy Statement	63

Executive Compensation

Anton Dibowitz
2023
"Total" as reported in Summary Compensation Table ("SCT")	6,287,972
Less, fair value of equity awards granted during the year as reported in the "Share Awards" column in SCT	(4,314,482)
Plus, fair value at year-end of outstanding and unvested equity awards granted in the year	4,263,773
Plus, change in fair value (whether positive or negative) from prior year-end to vesting date for awards granted in prior years that vested during the year	121,675
Plus, change in fair value (whether positive or negative) from prior year-end to current year-end for awards granted in prior years that were unvested at end of year(a)	(4,453,568)
Less, prior year-end fair value of awards forfeited in year	—
Compensation Actually Paid to PEO	1,905,370
(a)This decrease in fair value primarily relates to a reduction in the probability of achieving a maximum payout with regard to the Share Price PSUs at December 31, 2023 as compared to December 31, 2022. The fair value of those awards was derived at both dates using a Monte Carlo simulation, which reflected a modeled probability of achieving the performance goals and included assumptions related to expected price volatility and the risk free interest rate.
(3)Non-PEO NEOs included for 2023 are Messrs. Weber, Luca, Lyne and Vukadin. Non-PEO NEOs included for 2022 are Messrs. Weber, Luca, Lyne, Vukadin and Gibbins. Non-PEO NEOs included for 2021 are Messrs. Luca, Gibbins, Jonathan Baksht (our former Executive Vice President and Chief Financial Officer), and Alan Quintero (our Former Senior Vice President, Business Development). Non-PEO NEOs included for 2020 are Mr. Baksht, Michael McGuinty (our former Senior Vice President, General Counsel and Secretary) and Carl G. Trowell (our former Executive Chairman).
(4)The dollar amounts reported represent the average amount of "compensation actually paid” to the relevant non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid during the applicable year, but rather primarily reflect the change in value of outstanding equity awards for each year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the 2023 compensation actually paid:

Average Non-PEO NEOs
2023
Average "Total" as reported in the (SCT)	2,435,185
Less, average change in actuarial present value of accumulated benefits under defined benefit plans	(11,745)
Less, average fair value of equity awards granted during the year as reported in the "Share Awards" column in the SCT	(1,283,755)
Plus, average fair value at year-end of equity awards granted in the year	1,273,739
Plus, average change in fair value (whether positive or negative) from prior year-end to vesting date for awards granted in prior years that vested during the year	40,803
Plus, average fair value (whether positive or negative) of equity awards granted and vested in the year	—
Plus average change in fair value (whether positive or negative) from prior year-end to current year-end for awards granted in prior years that were unvested at end of current year(a)	(704,473)
Less, average prior year-end fair value of awards forfeited in year	—
Average Compensation Actually Paid to Non-PEO NEOs	1,749,754
(a)This decrease in fair value primarily relates to a reduction in the probability of achieving a maximum payout with regard to the Share Price PSUs at December 31, 2023 as compared to December 31, 2022. The fair value of those awards was derived at both dates using a Monte Carlo simulation, which reflected a modeled probability of achieving the performance goals and included assumptions related to expected price volatility and the risk free interest rate.
(5)Cumulative total shareholder return ("TSR") is calculated assuming $100 was invested on May 3, 2021, which represents the first trading date after our emergence from Chapter 11, and through the end of each fiscal year shown in the table.
(6)The peer group used for this purpose is the Dow Jones U.S. Select Oil Equipment & Services Index.
(7)The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements included in our annual report on Form 10-K filed with the SEC for each applicable year. The net loss reported for 2021 is comprised of a loss of $23.6 million for the eight months ended December 31, 2021 successor period and a loss

64	Valaris Limited	valaris.com

Executive Compensation
of $4,463.8 million for the four months ended April 30, 2021 predecessor period. In our 2023 proxy statement, we inadvertently disclosed net income (loss) attributable to Valaris in lieu of net income (loss) in this column. We have adjusted the net income values shown above to reflect our net income (loss) for such years.
(8)The company-selected measure is our stock price on the last trading day of each respective year. Our common shares began trading on NYSE on May 3, 2021, following our emergence from Chapter 11.
Financial Performance Measures
As described in greater detail in CD&A above, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Stock Price
•Adjusted EBITDA
•Operating Free Cash Flow
•Relative ROCE
•Personal and process safety
•Downtime performance
•Spill prevention

valaris.com	2024 Proxy Statement	65

Executive Compensation
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with SEC rules, the Company is providing the following graphical descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative Company TSR and Peer Group TSR
Compensation Actually Paid and Net Income (Loss)

66	Valaris Limited	valaris.com

Executive Compensation
Compensation Actually Paid and Company Selected Measure (Stock Price)

valaris.com	2024 Proxy Statement	67

Resolution 3: To approve the appointment of KPMG LLP as our independent registered public accounting firm until the close of the next Annual General Meeting of shareholders and to authorize the Board, acting by its audit committee, to set KPMG LLP’s remuneration.

The Board proposes and recommends the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm until the close of the next annual general meeting of shareholders to audit our books, records, and accounts and those of our subsidiaries for the fiscal year ended December 31, 2024, and to authorize the Board, acting by the Audit Committee, to determine the remuneration of the independent registered public accountants.
Representatives of KPMG LLP will be present at the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate shareholder questions.
As a shareholder of record, if no indication is given as to how you want your shares to be voted, but your proxy is executed, the persons designated as proxies will vote the proxies received FOR resolution 3.

The Board recommends that shareholders vote FOR the approval of the appointment of KPMG LLP as our independent registered public accounting firm until the close of the next Annual General Meeting of the shareholders and to authorize the Board of Directors, acting by its Audit Committee, to set our auditors’ remuneration.

Evaluation of Audit Firm
As previously disclosed, during late 2022 and the first quarter 2023, we issued requests for proposals and conducted a competitive process to determine the company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. We invited several firms to participate in this process, including KPMG LLP, the company’s independent registered public accounting firm since 2002. The firms participating in the process submitted proposals and presented their proposals to company representatives and the Audit Committee.
After an extensive process, a thorough analysis of the proposals received, and in-person interviews and presentations, we approved the appointment of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

68	Valaris Limited	valaris.com

Resolution 3: Appointment of the Independent Registered Public Accounting Firm
Fees and Services
The aggregate fees (excluding value added taxes) billed to us for the fiscal years ended December 31, 2023 and 2022 by KPMG LLP and its affiliates were as follows (in thousands):

	2023	2022
Audit Fees(1)	$1,951	$2,203
Audit Related Fees	—	—
Tax Fees(2)	770	334
All Other Fees	—	—
	$2,721	$2,537
(1)Includes fees for the audit of our annual consolidated financial statements and audit of the effectiveness of our internal control over financial reporting included in our annual report on Form 10-K, reviews of condensed consolidated financial statements included in our quarterly reports on Form 10-Q, audits of certain subsidiary statutory accounts, attestation services and procedures conducted in connection with debt transactions and consents to incorporate KPMG LLP’s reports into registration statements filed with the SEC.
(2)Represents fees for tax compliance and other tax-related services.
Independent Auditor Pre-approval Policies and Procedures
Consistent with SEC rules and policies regarding auditor independence, the Audit Committee has responsibility for appointing and approving the compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee's charter provides that it will pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
We submit an itemized listing of all services to the Audit Committee for which pre-approval is requested. Such listing includes a description of each proposed service, the associated estimated fees and other terms of the engagement. To the extent any such service is a non-audit service, the submission includes an explanation as to why we believe such service qualifies as a permitted non-audit service and why providing such service is not expected to impair the independence of our independent registered public accounting firm.
Our Audit Committee pre-approved the services provided during 2023 and 2022 described above, in accordance with our Audit Committee’s policy and the pre-approval requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”). Accordingly, there were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. Our Audit Committee has considered whether the provision of non-audit services by KPMG LLP were compatible with maintaining KPMG LLP’s independence and has determined that the provision of such non-audit services does not undermine KPMG LLP’s independence.

valaris.com	2024 Proxy Statement	69

Resolution 3: Appointment of the Independent Registered Public Accounting Firm
Audit Committee Report
The Audit Committee of the Board is composed of three independent directors who satisfy the requirements of independence as established by Section 10A of the Exchange Act and the NYSE listing standards. The Audit Committee is governed by a written charter adopted by the Board. Our Audit Committee charter is available in the Governance section under the About tab on our website (www.valaris.com). To fulfill its responsibilities, the Audit Committee of the Company met 10 times during 2023.
Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee is directly responsible for recommending the appointment and approval of the compensation and oversight of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee evaluates the qualifications, compensation, performance and independence of the Company’s independent registered public accounting firm. In determining whether to recommend the independent registered public accounting firm employed by the Company for reappointment, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team; the quality of services provided by the firm; the effectiveness of the communication and interaction between the independent registered public accounting firm, management and the Audit Committee; and the fees charged for the quality and breadth of services provided.
The Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
The Audit Committee has recommended, and the Board, in the exercise of its business judgement, has approved, inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC. The recommendation was based upon the Audit Committee’s review, the exercise of its business judgement, the discussions referred to above and reliance upon the Company’s management and independent registered public accounting firm.
In accordance with the recommendation of our Audit Committee, our Board approved inclusion of the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2023, and all of our directors acknowledged such approval by signing the annual report on Form 10-K as filed with the SEC on February 22, 2024.
Submitted by the Audit Committee:
Dick Fagerstal, Chair
Elizabeth D. Leykum
James W. Swent, III
February 16, 2024

70	Valaris Limited	valaris.com

The following tables show amounts and percentages of our common shares (the only class of our securities issued and outstanding and eligible to vote) owned beneficially as of April 15, 2024 (except as noted below) by (1) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares; (2) each of our directors and each director nominee as of the date of this proxy statement; (3) each of our NEOs identified in the 2023 Summary Compensation Table; and (4) all of our directors and executive officers as a group as of the date of this proxy statement. Beneficial ownership includes any of our common shares as to which a person has the right to acquire within 60 days of April 15, 2024.

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
BlackRock, Inc.	7,364,239	(2)	10.17%
50 Hudson Yards, New York, NY 10001
Orbis Investment Management Limited	5,762,092	(3)	7.96%
Orbis House, 25 Front Street, Hamilton, Bermuda HM11
Famatown Finance Ltd.	5,390,153	(4)	7.44%
Deana Beach Apartments, Block 1, 4th Fl. 33 Promachon Eleftherias Street Limassol G4 Cyprus 4103
Oak Hill Advisors, L.P.	4,766,016	(5)	6.58%
One Vanderbilt, 16th Floor New York, NY 10017
FMR LLC	4,353,318	(6)	6.01%
245 Summer Street, Boston, Massachusetts 02210
Named Executive Officers
Anton Dibowitz(a)	10,683	(7)	—%	(7)
President and Chief Executive Officer
Christopher Weber(b)	—	(7)	—%	(7)
Senior Vice President and Chief Financial Officer
Gilles Luca(c)	698	(7)	—%	(7)
Senior Vice President and Chief Operating Officer
Matthew Lyne(d)	—	(7)	—%	(7)
Senior Vice President and Chief Commercial Officer
Davor Vukadin(e)	5,629	(7)	—%	(7)
Senior Vice President, General Counsel and Secretary
(a)Excludes 66,688 deferred RSUs that are vested but not yet settled.
(b)Excludes 7,390 deferred RSUs that are vested but not yet settled.
(c)Excludes 27,186 deferred RSUs that are vested but not yet settled.
(d)Excludes 7,620 deferred RSUs that are vested but not yet settled.
(e)Excludes 2,851 deferred RSUs that are vested but not yet settled.

valaris.com	2024 Proxy Statement	71

Ownership of Voting Securities

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
Directors and Director Nominees
Elizabeth D. Leykum	30,163	(7)	—%	(7)
Chair of the Board
Dick Fagerstal(f)	7,200	(7)	—%	(7)
Director
James W. Swent, III(g)	—	(7)	—%	(7)
Director
Joseph Goldschmid(h)	—	(7)	—%	(7)
Director
Deepak Munganahalli	23,076	(7)	—%	(7)
Director
Catherine J. Hughes	4,637	(7)	—%	(7)
Director
Kristian Johansen	2,926	(7)	—%	(7)
Director
All current directors and executive officers as a group (12 persons)	85,012	(7)	—%	(7)
(f)Excludes 15,876 deferred RSUs that are vested or will vest within 60 days of April 15, 2024 but not yet settled.
(g)Excludes 23,076 deferred RSUs that are vested or will vest within 60 days of April 15, 2024 but not yet settled.
(h)Excludes 23,076 deferred RSUs that are vested or will vest within 60 days of April 15, 2024 but not yet settled.
(1)As of April 15, 2024, there were 72,410,818 shares issued and outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.
(2)Based on the Schedule 13G/A filed on February 8, 2024, BlackRock, Inc. reported as of December 31, 2023, sole voting power over 7,275,754 shares, sole dispositive power over 7,364,239 shares and shared voting and dispositive power over no shares.
(3)Based on the Schedule 13G filed on February 14, 2024, Orbis Investment Management Limited reported as of December 31, 2023, sole voting power and sole dispositive power over 5,762,092 shares and shared voting and dispositive power over no shares.
(4)Based on the Schedule 13D/A filed on June 8, 2023, Famatown, Greenwich Holdings Limited ("Greenwich") and C.K. Limited reported as of June 7, 2023, shared voting power and shared dispositive power over 5,390,153 shares and sole voting and dispositive power over no shares. C.K. Limited is the trustee of two trusts that indirectly hold all shares of Greenwich and Famatown, and may accordingly be deemed to hold the shares beneficially owned by Greenwich and Famatown..
(5)Based on the Schedule 13D/A filed on August 9, 2023, OHA reported as of August 7, 2023, shared voting power and shared dispositive power over 4,766,016 shares and sole voting and dispositive power over no shares.
(6)Based on the Schedule 13G filed on February 9, 2024, FMR LLC ("FMR") reported as of December 29, 2023, sole voting power over 4,350,518 shares and sole dispositive power over 4,353,318 shares and shared voting and dispositive power over no shares. Abigail P. Johnson, who may control FMR through direct and indirect holdings in FMR, also reported shared dispositive power over 4,353,318 shares.
(7)Ownership is less than 1% of our shares issued and outstanding based on 72,410,818 common shares issued and outstanding as of April 15, 2024 and includes for each person the number of shares that such person has the right to acquire within 60 days of such date.

72	Valaris Limited	valaris.com

Ownership of Voting Securities
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares ("Section 16 reports").
To our knowledge, based solely upon review of the copies of such Section 16 reports filed with the SEC during the year ended December 31, 2023 and on written representations from our directors and executive officers, all Section 16 reports applicable to our directors, executive officers and holders known to us to beneficially own more than 10% of any class of our equity securities were filed on a timely basis, except one Form 4 for Colleen Grable, Vice President - Controller, that inadvertently did not report a grant of RSUs made on July 3, 2023 in a timely manner. Ms. Grable's Form 4 was subsequently filed on July 13, 2023.

valaris.com	2024 Proxy Statement	73

1.What steps do I need to take to attend the Meeting in person?
All non-residents of Bermuda travelling into Bermuda must complete a Bermuda Arrival Card. Bermuda Arrival Cards can be completed online before your scheduled departure to Bermuda (http://www.bermudaarrivalcard.com/). There is no approval process or fee, and once the required fields have been completed, the form is available as a downloadable link or by email. Hard copy ‘Pink Forms’ will be available on arrival in Bermuda for non-resident travelers who have not completed the online Bermuda Arrival Card. As travel restrictions may change between the date of this proxy statement and your date of travel, please consult the Government of Bermuda website for any changes to travel restrictions: https://www.gov.bm/coronavirus-travellers-visitors.
Shareholders of Record: If you are a shareholder of record as of the close of business on April 15, 2024 (the "Record Date") and plan to attend the Meeting, please bring the Notice to the Meeting as your proof of ownership of Valaris shares.
Beneficial Owners: If you are a beneficial owner and plan to attend the Meeting, you will need to bring evidence of your ownership of Valaris shares as of the Record Date in the form of a recently dated letter from your broker, bank or other nominee and a photo ID as proof of your identity. If you wish to vote at the Meeting, you must also bring a legal proxy as described in the answer to Question 17.
Please note that no cameras, recording equipment, laptops, tablets, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting, and security measures will be in effect to ensure the safety of attendees. In all cases, you will need a photo ID to gain admission.
2.What is a proxy statement and what is a proxy?
A proxy statement is a document that the SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. The person designated is called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Shareholders are asked to appoint the following persons as proxy holders for the Meeting: Anton Dibowitz, President and Chief Executive Officer, and Davor Vukadin, SVP, General Counsel and Secretary.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement, and in the absence of your direction, they will vote your shares as recommended by the Board.
Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this proxy statement was printed and that under the Valaris bye-laws, may be properly presented for action at the Meeting.
3.Why did I receive these proxy materials?
We are providing this meeting notice, proxy statement, proxy card and 2023 annual report (the “proxy materials”) in connection with the solicitation by our Board of proxies to be voted at the Meeting. The proxies also may be voted at any adjournments or postponements of the Meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Meeting. All shareholders on the Record Date are entitled to receive notice of, attend and vote at the Meeting or, subject to our bye-laws, any adjournment or postponement of the Meeting.

74	Valaris Limited	valaris.com

Questions and Answers about the Meeting and Voting
4.Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of the Meeting.
5.Why did I receive the Notice by mail or e-mail?
If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled using the same process for all your holdings this year. If you would like to change the method of delivery, please follow the instructions set forth in the answer to Question 8.
6.How can I access the proxy materials over the Internet?
Pursuant to rules adopted by the SEC, we provide shareholders access to our proxy materials for the Meeting over the Internet. The proxy materials for the Meeting are available at www.proxyvote.com. To access these materials and to vote, follow the instructions shown on the proxy card or voting instruction card from your broker or the Notice.
7.Can I get paper copies of the proxy materials?
Yes, you may request paper copies of the proxy materials, including our 2023 annual report, by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted at www.proxyvote.com.
8.Can I choose the method in which I receive future proxy materials?
Yes, there are three methods in which shareholders of record and beneficial owners may receive future proxy materials or notice thereof:
•Notice and Access: The Company furnishes proxy materials over the Internet and mails the Notice to most shareholders.
•E-mail: If you would like to have earlier access to future proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you wish to receive all future materials electronically, please visit www.investordelivery.com to enroll or, if voting electronically at www.proxyvote.com, follow the instructions to enroll for electronic delivery after you vote.
•Mail: You may request distribution of paper copies of future proxy materials by mail by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. If you are voting electronically at www.proxyvote.com, follow the instructions to enroll for paper copies by mail after you vote.
If you are a beneficial owner, you should consult the directions provided by your broker, bank, trust or other nominee with respect to how you receive your proxy materials and how to vote your shares.
If there are multiple shareholders residing at the same address, we will send one set of proxy materials per household. However, you may inform us as to whether you wish to receive one set of proxy materials per household or one set of proxy materials per person in the future by calling or emailing as set forth above.

valaris.com	2024 Proxy Statement	75

Questions and Answers about the Meeting and Voting
9.Can I vote my shares by completing and returning the Notice?
No, the Notice simply instructs you on how to vote. To vote your shares, see instructions set forth in Question 17 below.
10.When and where is the Meeting?
The Meeting will be held on June 12, 2024 at 8:00 a.m. Bermuda time in the Verdmont Room at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02, Bermuda.
11.What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many of our shareholders hold their shares as “beneficial owners” through a broker, bank or other nominee rather than directly in their own name as “shareholders of record.” As summarized below, there are some differences between shares held of record and those owned beneficially.
If your shares are registered in your name on the books and records of Computershare Trust Company, N.A., our transfer agent, you are a “shareholder of record.” Accordingly, we sent the Notice directly to you. If you are a shareholder of record, you may vote your shares in person at the Meeting.
If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in “street name,” and you are considered the “beneficial owner.” Either the Notice or the proxy materials have been, or will be, forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing. As a beneficial owner is not the shareholder of record, you may not vote your shares at the Meeting unless you obtain a legal proxy from the broker, bank or other nominee that is the shareholder of record of your shares giving you the right to vote the shares at the Meeting.
12.What are my voting choices for each of the resolutions to be voted on at the Meeting?
You may vote “for” or “against” or you may elect to “abstain” with respect to resolutions 1, 2 and 3. We have majority voting for the election of directors and for each of the resolutions. If you “abstain” from voting in respect of a proposal, your vote will not be considered as a vote cast and will have no effect for such proposal. Under our bye-laws, when a quorum is present, a nominee seeking election to a directorship shall be elected if a majority of the votes cast are cast in favor of the resolution to elect or re-elect the director.
With respect to resolutions 1, 2 and 3, assuming a quorum is present, each of resolutions 1, 2 and 3 will be considered approved if a majority of the votes cast are cast in favor thereof. With respect to the non-binding advisory vote on resolution 2, the result of the vote will not require our Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders and will carefully consider the outcome of the advisory votes on resolution 2.

76	Valaris Limited	valaris.com

Questions and Answers about the Meeting and Voting
13.What are our Board’s recommendations on how I should vote my shares?
Our Board recommends that you vote your shares as follows:

Resolution 1a. - 1h.
FOR the election of each of the eight directors named in the section headed “Resolution 1” of this proxy statement to serve until the next Annual General Meeting of Shareholders or until their respective offices are otherwise vacated in accordance with the bye-laws of the Company.

Resolution 2	FOR the non-binding, advisory vote to approve the compensation of our named executive officers.
Resolution 3
FOR the approval of the appointment of KPMG LLP as our independent registered public accounting firm until the close of the next Annual General Meeting of Shareholders and to authorize the Board, acting through its Audit Committee, to set KPMG LLP’s remuneration.

All of the nominees named in resolutions 1a.-1h. have indicated that they will be willing and able to serve as directors. If any nominee becomes unwilling or unable to serve as a director, the Board may propose another person in place of that nominee, and the individuals designated as your proxy holders will vote to elect that proposed person. Alternatively, the Board may decide, as appropriate, to reduce the number of directors constituting the Board.
14.Are there any other matters to be acted upon at the Meeting?
We do not know of any other matters to be presented or acted upon at the Meeting. If any matters not set forth in the Notice included in the proxy materials are properly brought before the Meeting, unless you otherwise indicate on your proxy card, the persons named as your proxy will have discretionary authority to vote on them in accordance with their best judgement.
15.Who is entitled to vote at the Meeting?
You are entitled to vote if you owned shares as a shareholder of record as of the close of business on the Record Date, April 15, 2024. If you are a beneficial owner of Company shares and want to vote those shares, you must have a legal proxy from the shareholder of record to vote your shares at the Meeting. Each share is entitled to one vote, and there is no cumulative voting. Our outstanding warrants to purchase common shares are not entitled to vote at the Meeting.
As of the Record Date, we had 72,410,818 shares issued and outstanding. Governing laws as well as our governance documents require our Board to establish a record date in order to determine who is entitled to receive notice of, attend and vote at the Meeting and any adjournments or postponements thereof. In accordance with the Company’s bye-laws, voting on all resolutions will be conducted by a show of hands or a poll.
16.What is the quorum required to hold the Meeting? What are the effects of abstentions and broker non-votes at the Meeting?
A majority of all issued and outstanding shares entitled to vote at the Meeting will constitute a quorum, which is the minimum number of shares that must be represented by one or more persons present by proxy or in person throughout the Meeting to transact business. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but they are not considered as votes cast and will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals.
Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote.

valaris.com	2024 Proxy Statement	77

Questions and Answers about the Meeting and Voting
Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter. If you abstain from voting in respect of a proposal, your vote will not be considered as a vote cast and will have no effect on such proposal.
We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the Meeting.
17.How do I vote?
Shareholders of Record: You are asked to appoint the following persons as proxy holders for the Meeting: Anton Dibowitz, President and CEO, and Davor Vukadin, SVP, General Counsel and Secretary.
To be valid, any proxy card or other instrument appointing a proxy must be received (completed, dated and signed) before 3:00 p.m. Eastern Time on June 11, 2024 (the “share voting cutoff time”) by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or by submission via the Internet by going to www.proxyvote.com and following the instructions provided.
Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a shareholder is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.
Beneficial Owners: If you are a beneficial owner, your broker, bank or other nominee will arrange to provide materials and instructions for voting your shares. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction card directly to the Company unless you provide a legal proxy executed by the shareholder of record and enabling you to vote the shares.
18.What can I do if I change my mind after I vote?
Shareholders of Record: If you are a shareholder of record, you may revoke your proxy or otherwise change your vote before it is exercised by doing one of the following:
•sending a written notice of revocation to our Company Secretary, Davor Vukadin, at 5847 San Felipe, Suite 3300, Houston, TX 77057, which must be received before the share voting cutoff time, 3:00 p.m. Eastern Time on June 11, 2024, stating that you would like to revoke your proxy;
•by completing, signing and dating another proxy card and returning it by mail to Vote Processing,
c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 in time to be received before the share voting cutoff time, in which case your later-submitted proxy will be recorded and your earlier proxy revoked;
•if you voted electronically, by returning to www.proxyvote.com and changing your vote before the share voting cutoff time. Follow the same voting process, and your original vote will be superseded; or
•participating in the Meeting and voting your shares, provided that you specifically request your previously granted proxy to be revoked.
Beneficial Owners: If you are a beneficial owner, you can revoke your voting instructions or otherwise change your vote by following the instructions provided by your broker, bank or other nominee before the applicable deadline.
19.What if I do not specify a choice for a resolution in my proxy?
If you sign and return your proxy card appointing the persons designated by the Board as your proxies without indicating how you want your shares to be voted, your shares will be voted FOR each nominee in resolution 1 and FOR resolutions 2 and 3, and otherwise in accordance with our Board’s recommendations by the persons designated as your proxies in Question 2.

78	Valaris Limited	valaris.com

Questions and Answers about the Meeting and Voting
20.Will my shares be voted if I do not provide my proxy or instruction form?
If you are a shareholder of record and do not provide a proxy, you must attend the Meeting in order to vote. If you are a beneficial owner and hold shares through an account with a bank, broker or other nominee, your shares will not be voted on any proposal on which the bank, broker or other nominee does not have discretionary authority to vote. Therefore, unless you provide specific voting instructions, your shares may not be represented or voted at the Meeting.
21.What does it mean if I receive more than one Notice?
If you received multiple Notices, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Each Notice you receive should be voted.
22.Who will pay for the cost of this proxy solicitation?
We will bear the cost of this proxy solicitation. In addition to solicitation by mail, some of our directors, officers and employees may solicit proxies in person or by telephone for no additional compensation. We will also ask shareholders of record who are brokerage firms, banks, custodians, fiduciaries and other nominees to forward proxy materials to the beneficial owners of such shares and upon request we will reimburse such shareholders of record for the customary costs of forwarding the proxy materials. We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies and anticipate that this will cost us approximately $8,000 plus certain out-of-pocket expenses.
23.Who will count the votes?
Broadridge Financial Solutions, Inc. will count the votes submitted by proxy and provide such report to the Company.
24.When will Valaris announce the voting results?
We will report the final results on our website (www.valaris.com) and in a Current Report on Form 8-K filed with the SEC shortly after the Meeting.
25.Who should I contact if I have additional questions?
If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, D.F. King. Shareholders may call toll-free at 1-888-626-0988, and banks and brokers may call toll-free at 1-866-620-9554. D.F. King may be reached by email at valaris@dfking.com.
Shareholders who have general queries about the Meeting also can email Valaris Investor Relations at ir.hdqrs@valaris.com. No other methods of communication will be accepted. You may not use any electronic address provided either in this proxy statement or any related documents (including the proxy materials) to communicate with the Company for any purposes other than those expressly stated.

valaris.com	2024 Proxy Statement	79

The Company has not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.
The following materials are being distributed to shareholders with this proxy statement: the letter to shareholders from our President and Chief Executive Officer and Chair of the Board and our 2023 annual report to shareholders, which includes our consolidated financial statements for the year ended December 31, 2023 filed in our annual report on Form 10-K with the SEC.
Upon request in writing, we will provide each person solicited by this proxy statement, without charge except for exhibits, a copy of our annual report on Form 10-K for the year ended December 31, 2023 as filed with the SEC, including the financial statements. Please direct your request to our Investor Relations Department, 5847 San Felipe, Suite 3300, Houston, Texas 77057.
General Matters
Neither the Board nor management intend to bring before the Meeting any business other than the matters referred to in the Notice of the Meeting and this proxy statement. If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.
Notice of Internet Availability
We provide shareholders access to the proxy materials for the Meeting over the Internet as permitted under applicable SEC rules. We believe the rules enable us to provide shareholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.
To access and review the proxy materials for the Meeting, go to www.proxyvote.com and follow the instructions on the website.
Householding of Shareholder Materials
We participate, and some brokers, banks and other nominee record holders may be participating, in the practice of householding proxy materials, which means that we and any participating brokers, banks and other nominee record holders will deliver only one Notice of Internet Availability of Proxy Materials or proxy materials to multiple shareholders sharing an address unless we have, or such broker, bank, trust or other nominee record holder has, received contrary instructions from one or more shareholders at such address. This procedure allows multiple shareholders residing at the same address the convenience of receiving a single Notice of Internet Availability of Proxy Materials or set of proxy materials. Upon request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials to any shareholder at a shared address to which a single copy of such documents was delivered. You may request a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials and request that you receive a single copy or multiple copies in the future by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted after you vote at www.proxyvote.com.

80	Valaris Limited	valaris.com

Other Matters
Information for Shareholder Proposals at the 2025 Annual General Meeting of Shareholders
Any of our shareholders intending to present a proposal at the next Annual General Meeting of Shareholders expected to be held in 2025 (the "2025 Annual General Meeting") must deliver such proposal to our principal executive office, in writing and in accordance with SEC Rule 14a-8, no later than December 18, 2024 for inclusion in the proxy statement related to that meeting. The proposal should be delivered to our Company Secretary by certified mail, return receipt requested.
In addition, apart from the SEC Rule 14a-8 process described above, if a shareholder wishes to present a proposal at the 2025 Annual General Meeting or to nominate a person for election as a director, such shareholder and the proposal must comply with the requirements set forth in our bye-laws and subject to any other requirements of law, including that the shareholder give timely notice of the proposal or nomination in writing. To be timely, such notice must be delivered to or mailed and received by our Company Secretary at our principal executive offices, not less than 90 days and not more than 120 days before the first anniversary of the preceding year’s Annual General Meeting of Shareholders, subject to any other requirements of law; provided, however, that in the event that the date of the 2025 Annual General Meeting of Shareholders is not more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered no later than 10 days following the earlier of the date on which notice of the 2025 Annual General Meeting of Shareholders was posted to members or the date on which public announcement of the date of the 2025 Annual General Meeting of Shareholders was made. In the case of the 2025 Annual General Meeting of Shareholders, references to the anniversary date of the preceding year’s Annual General Meeting of Shareholders shall mean the first anniversary of June 12, 2024, being June 12, 2025, and notice would be due no earlier than February 12, 2025 and no later than March 14, 2025.
In addition to giving notice pursuant to the advance notice provisions of the Company’s bye-laws, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide the notice required under Rule 14a-19, the SEC’s universal proxy rule, to the Company Secretary regarding such intent no later than April 14, 2025 (or, if the 2025 Annual General Meeting of Shareholders is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the 2025 Annual General Meeting of Shareholders or the 10th calendar day following the day on which public announcement of the 2025 Annual General Meeting of Shareholders is first made by the Company).
Any such proposal must also comply with the other provisions contained in our bye-laws relating to shareholder proposals, including provision of certain information specified in our bye-laws, such as information concerning the nominee of the proposal, if any, and the shareholder and the beneficial owner, as the case may be.
One or more shareholders of record who hold at least 1% of our issued and outstanding common shares as of the record date for the 2025 Annual General Meeting and at the time of such Meeting and has complied with the requirements in our bye-laws may nominate a director nominee or make a proposal for business.
Any proposed nomination or business that does not meet the requirements set forth in our bye-laws, other than proposals submitted in compliance with SEC Rule 14a-8 under the Exchange Act, may be declared out of order and may not be considered at the 2025 Annual General Meeting of Shareholders.

valaris.com	2024 Proxy Statement	81

Our company reports its financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). However, we use certain non-GAAP measures to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with GAAP.
We define "Adjusted EBITDA" as net income (loss) from continuing operations before income tax expense, interest expense, other (income) expense, depreciation expense, amortization, loss on impairment and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.
We define "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

(In millions)	2023
Net income attributable to Valaris	$865.4
Net income attributable to noncontrolling interest	1.4
Net income	$866.8
Add (subtract):
Income tax benefit	(782.6)
Interest expense	68.9
Other income	(99.6)
Operating income	$53.5
Add (subtract):
Depreciation expense	101.1
Equity in earnings of ARO	(13.3)
Adjusted EBITDA	$141.3
Add:
Reactivation costs	159.8
Adjusted EBITDAR	$301.1

82	Valaris Limited	valaris.com

VALARIS

ATTN: INVESTOR RELATIONS
5847 SAN FELIPE
SUITE 3300
HOUSTON, TX 77057

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Have your proxy card in hand when you access the website and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company, consent to receive all future proxy materials and annual reports electronically via e-mail or the Internet. To sign up, please follow the Vote by Internet instructions and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

The "Abstain" option is provided to enable you to refrain from voting on any particular resolution. However, it should be noted that selecting "Abstain" will not be counted in the calculation of the proportion of the votes "For" and "Against" a resolution.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36446-P05075

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VALARIS LIMITED

The Board of Directors of Valaris (the "Board") recommends you vote "For" each director nominee in Resolution 1 and "For" Resolutions 2 and 3

1. To elect Directors to serve until the next Annual General Meeting of Shareholders

Nominees:	**For**	**Against**	**Abstain**
1a. Anton Dibowitz	☐	☐	☐
1b. Dick Fagerstal	☐	☐	☐
1c. Joseph Goldschmid	☐	☐	☐
1d. Catherine J. Hughes	☐	☐	☐
1e. Kristian Johansen	☐	☐	☐
1f. Elizabeth D. Leykum	☐	☐	☐
1g. Deepak Munganahalli	☐	☐	☐
1h. James W. Swent, III	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by an authorized officer. The completion and return of this form will not preclude a shareholder from attending the meeting and voting in person provided such shareholder has specifically requested for this proxy to be revoked.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
Valaris Limited
June 12, 2024

Please mark, date, sign and mail
the proxy card in the
envelope provided as soon as possible
TO BE RECEIVED NO LATER THAN 3:00 P.M. EASTERN TIME JUNE 11, 2024
to ensure that your vote is counted.

If voting by mail, please detach along the perforated line and mail in the envelope provided.

V36447-P05075

PROXY
Valaris Limited

Annual General Meeting of Shareholders
at 8:00 a.m. Bermuda Time, Wednesday, June 12, 2024
Verdmont Room in the Rosewood Bermuda
60 Tucker's Point Drive
Hamilton Parish, HS 02 Bermuda

The undersigned shareholder of Valaris Limited hereby revokes all previous proxies and appoints Anton Dibowitz, President and Chief Executive Officer, and Davor Vukadin, Senior Vice President, General Counsel and Secretary, or either of them, as proxies, each with full power of substitution and authority, to represent and vote as designated on the reverse side of this Proxy Card and in their discretion upon such other matters as may be properly presented at the meeting all the shares that the undersigned shareholder is entitled to vote at the above-stated Annual General Meeting of Shareholders and any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALARIS LIMITED AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED, BUT THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE IN RESOLUTION 1, AND "FOR" RESOLUTIONS 2 AND 3 AND AT THE DISCRETION OF THE PERSONS DESIGNATED BY THE BOARD OF DIRECTORS AS YOUR PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE MEETING BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN RESOLUTION 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Continued and to be signed on reverse side